                                                               Exhibit 99.(b)(1)

                                                       dated as of July 12, 1999

Quebecor Printing Inc.
612 St. Jacques Street
Montreal, Quebec
Canada H3C 4M8

Attention:  Mr. Christian Paupe
            Executive Vice President,
            Chief Financial Officer and Chief Administration Officer

Dear Sirs:

                Re: Senior Credit Facilities - Arrangement Letter

      You have advised us that Quebecor Printing Inc. (the "Company") desires to establish senior credit facilities in the aggregate principal amount of up to US$1,250,000,000 for the purpose of acquiring World Color Press, Inc., a Delaware corporation (the "Target"), and related purposes.

      You have indicated that the acquisition of the Target will be made by a cash tender offer by Printing Acquisition Inc., a newly formed, indirectly wholly owned subsidiary of the Company ("Acquisition Sub"), for 23,500,000 of the shares, equal to approximately 62%, of the Target's publicly traded common stock (the "Shares"), for a purchase price per Share of US$35.69, subject to a condition (the "Minimum Condition") of more than 50% of the fully diluted Shares being tendered pursuant to such offer (the "Tender Offer"), with the consummation of the Tender Offer to be followed by a merger of Acquisition Sub with the Target (the "Merger"), such transactions being referred to as the "Two Step Transaction". The consideration paid for Shares to the stockholders of the Target to consummate the Merger in the Two Step Transaction will be either (i) if 23,500,000 Shares are purchased in the Tender Offer, 1.6455 shares of common stock of the Company (the "Common Stock") per Share or (ii) if less than 23,500,000 Shares are purchased in the Tender Offer, a combination of cash and shares of Common Stock per Share. If one or both of the Minimum Condition and the condition relating to the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have not been satisfied by September 13, 1999, the Tender Offer shall be terminated, unless the Company and Target otherwise agree, without the acceptance of any Shares previously tendered and the Company and the Target will seek to consummate the Merger, such transaction being referred to as the "One Step Transaction". The consideration paid for Shares to the existing stockholders of the Target to consummate the Merger in the One Step Transaction will be a combination of US$22.00 in cash and .6311 shares of the Common Stock per Share. The aggregate cash consideration paid for Shares in both the Tender Offer (if applicable) and the Merger (including any stock repurchase and payments in respect of the cancellation of stock options) shall not exceed US$890,000,000 in any event. The Tender Offer, if applicable, and the Merger shall be pursuant to an Agreement and Plan of Merger, dated as of July 12, 1999, among the Company, Acquisition Sub and the Target (the "Merger Agreement") and a Tender, Voting and Option Agreement, dated as of July 12, 1999, among the Company and KKR Associates ("KKR"), certain investment partnerships controlled by KKR and certain management stockholders of Target owning approximately 24.5% of the Shares in the aggregate (the "Tender, Voting and Option Agreement").

      You have advised us that the Company will need (i) up to US$1,000,000,000 in credit facilities in order to consummate the Tender Offer and the Merger, to pay restructuring and transaction costs and to be available for general corporate purposes, (ii) up to US$100,000,000 to repay outstanding indebtedness of Target under its existing bank credit agreement and (iii) up to US$150,000,000 to pay the purchase price of any 6% Convertible Senior Subordinated Notes due 2007 tendered for purchase.

      Included with and attached to this letter are two term sheets (referred to herein as the "Two Step Term Sheet" and the "One Step Term Sheet", respectively, and collectively, the "Term Sheets") summarizing the principal terms and conditions for up to US$1,250,000,000 in credit facilities (the "Credit Facilities") in favor of Quebecor Printing (USA) Holdings Inc. ("US Holdings"), an indirectly wholly owned subsidiary of the Company. If the Company and the Target proceed with the Two Step Transaction, the Credit Facilities will be governed by the Two Step Term Sheet and the One Step Term Sheet will terminate. If the Company and Target proceed with the One Step Transaction, the Credit Facilities will be governed by the One Step Term Sheet and the Two Step Term Sheet will terminate.

      The undersigned, Royal Bank of Canada, Bank of America Canada, Bank of Montreal and Canadian Imperial Bank of Commerce, or any of their respective affiliates (collectively, the "Arrangers"), are pleased to confirm their commitments to you (the "Commitments") to provide up to US$1,250,000,000, on a pro-rata basis, on the terms and subject to the conditions set forth herein and in the Two Step Term Sheet or the One Step Term Sheet, as the case may be. The Arrangers intend to syndicate the Credit Facilities to financial institutions with a corresponding reduction in the Commitments of the Arrangers on a pro-rata basis. Royal Bank of Canada, in consultation with the other Arrangers, (i) will coordinate delivery of the Term Sheets and other pertinent information to be provided by you to prospective lenders as well as negotiate the loan documentation and coordinate its distribution to said lenders and (ii) will, in consultation with you, manage all aspects of the syndication, including the choice of lenders, the timing of all offers to potential lenders and the acceptance of commitments, the amounts offered and the compensation provided.

      You agree to take all actions as Royal Bank of Canada and the other Arrangers may reasonably request to assist them in forming syndicates acceptable to them. Your assistance in forming such syndicates shall include but not be limited to: (i) making your senior management (including the Executive Vice President, Chief Financial Officer and Chief Administration Officer, the Vice President and Treasurer and the Vice President of Business Development) and representatives available to participate in telephone conference calls and information meetings with your existing syndicate and potential lenders following the announcement of the transaction and at such times and places as the Arrangers may reasonably request, (ii) using your best efforts to ensure that the syndication efforts benefit from your lending relationships and (iii) providing the Arrangers with all information available to the Company (and its advisors) reasonably deemed necessary by the Arrangers to successfully complete the syndications, including appropriate information regarding the Target.

      To ensure an orderly and effective syndication of the Credit Facilities, you agree that until the termination of the syndication (as evidenced by written notification received by you from Royal Bank of Canada), you will not, and will not permit any of your subsidiaries to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility in the bank market (including any renewals thereof), without the prior written consent of the Arrangers.

      The Commitments of the Arrangers shall terminate on August 22, 1999 unless extended in writing at the sole discretion of the Arrangers.

      The Commitments of the Arrangers are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to each of the Arrangers in their sole discretion: (i) the absence of a material breach of any representation, warranty, or agreement of the Company set forth herein; (ii) the filing of the Merger Agreement, the Tender, Voting and Option Agreement and such other agreements and other related documentation as required to consummate the Tender Offer and/or the Merger with the Securities and Exchange Commission;
(iii) satisfaction of the Arrangers that prior to the earlier of the execution of the credit agreement evidencing the Credit Facilities (the "Credit Agreement") or the close of syndication of the Credit Facilities there shall be no competing offering, placement, or arrangement of any debt securities (except for commercial paper under the Company's existing commercial paper program) or bank financing by or on behalf of the Company, US Holdings or Acquisition Sub;
(iv) since the date hereof, no material adverse change in or material disruption of conditions in the financial, banking, or capital markets which the Arrangers, in their sole discretion, deem material in connection with the syndication of the Credit Facilities shall have occurred and be continuing; (v) since March 31, 1999, no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition, (financial or otherwise), or prospects of the Company, US Holdings, Acquisition Sub or Target, in each case together with its subsidiaries taken as a whole, or in the facts and information regarding such entities as represented to date shall have occurred or become known to the Arrangers; (vi) the payment in full of all fees, expenses and other amounts payable under this letter and (vii) none of the Arrangers becoming aware after the date hereof of (x) any material information or other matter which reflects that any of the information delivered to the Arrangers or any representation or warranty set forth in the following paragraph is false or misleading in any material respect or (y) in the continuing review by the Arrangers of the Company, US Holdings, Acquisition Sub and Target, and their respective subsidiaries, any additional information or developments concerning conditions or events with respect to the Company, US Holdings, Acquisition Sub and Target which reflects that any of the information delivered to the Arrangers or any representation or warranty set forth in the following paragraph is false or misleading in any material respect. In addition, it is understood that the Commitments of the Arrangers are subject to the condition that prior to the execution of the Credit Agreement Standard & Poor's, a division of The McGraw-Hill Companies, Inc., through its rating evaluation service, shall have issued a definitive rating of BBB- (or higher) for the senior unsecured long-term indebtedness of the Company after giving effect to the consummation of the Tender Offer, the Merger, the Credit Facilities and the transactions contemplated thereby. In any such case, any Arranger may, in its sole discretion, (x) suggest alternative financing amounts or structures that ensure adequate protection for the Arrangers and lenders or (y) terminate the Commitments and this letter.

      The Company hereby represents, warrants, and covenants that (i) all information, other than the Projections (as defined below), which has been or is hereafter made available to the Arrangers by the Company or any of its representatives in connection with the transactions contemplated hereby (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning the Company, US Holdings, Acquisition Sub and Target, and their respective subsidiaries that have been or are hereafter made available to the Arrangers by the Company or any of its representatives (the "Projections") have been or will be prepared in good faith based upon assumptions the Company believes to be reasonable. The Company agrees to furnish the Arrangers with such Information and Projections as the Arrangers may reasonably request.

      The Arrangers reserve the right to employ the services of their affiliates in providing services contemplated by this letter and to allocate, in whole or in part to any such affiliates certain fees payable to the Arrangers in such manner as they and such affiliates may agree in their sole discretion. You acknowledge that the Arrangers may share with any of their affiliates any information relating to the Company, US Holdings, Acquisition Sub, Target and their respective subsidiaries or any of the matters contemplated hereby on a need to know basis. The Arrangers shall treat, and cause any such affiliate to treat, all non-public information provided to it by the Company, US Holdings, Acquisition Sub, Target and their respective subsidiaries or any of its affiliates, as confidential information in accordance with customary banking industry practices.

      It is understood that the terms and conditions of this letter and the One Step and Two Step Term Sheets require a waiver/amendment from the existing lenders to the Company in the form attached hereto. You shall request the administrative agent of the existing facility to solicit such waiver/amendment. In the event that the waiver/amendment is not obtained from lenders under such existing facility, then the Arrangers agree to purchase the commitment of any non-consenting lender at par pursuant to an assignment on a pro-rata basis. If assignments are not entered into with one or more non-consenting lenders, you shall give notice of prepayment and cancellation terminating the existing credit agreement and a new credit agreement will be entered into on substantially the same terms and conditions, except that the overall structure, interest rates, margins and fees shall not be changed other than as contemplated in the waiver/amendment.

      To induce the Arrangers to provide the Commitments to you, you hereby agree that the Arrangers and their affiliates' reasonable fees and expenses arising in connection with this letter and the matters referred to herein (including without limitation, syndication expenses, the fees and expenses of Ogilvy Renault as Canadian counsel and Hughes Hubbard & Reed LLP as U.S. counsel, filing and recording fees, due diligence, transportation, computer, duplication, messenger, appraisal, audit, insurance and consultant costs and expenses), shall be for your account, whether or not the Credit Facilities are made available or definitive documents are executed. You further agree to indemnify and hold harmless the Arrangers and each of their respective affiliates and each of their respective directors, officers, employees, agents, advisors, representatives, attorneys, and affiliates thereof (each of the foregoing an "indemnified person") from and against any and all actions, suits, proceedings (including, without limitation, any investigations, inquiries, litigation or preparation of a defense in connection therewith), claims, losses, damages, liabilities or expenses or any kind or nature whatsoever which may be incurred by or asserted against or involve any such indemnified person as a result of or arising out of or in any way related to or resulting from this letter, the arrangement and syndication of the Credit Facilities, the Tender Offer, the Merger, any eventual extension of the Credit Facilities, or any use made or proposed to be made with the proceeds of the Credit Facilities and, upon demand, to pay and reimburse each indemnified person for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiries, investigations, litigation or preparation of a defense in connection therewith) or claim (whether or not any such person is a party to any action or proceeding out of which any such expenses arise), provided that you shall have no obligation to indemnify any indemnified person for any of the foregoing to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have arisen from its gross negligence or willful misconduct. This letter is addressed solely to you, and the Arrangers shall have no liability to you or any other person for any indirect, consequential, special or punitive damages which may be alleged as a result of this letter or any of the transactions referred to herein.

      As consideration for the Commitments in respect of the Credit Facilities and their agreement to structure, arrange and coordinate with you in the syndication of the Credit Facilities, you agree to pay to Royal Bank of Canada and the other Arrangers the fees as set forth in the separate fee letter dated as of the date hereof between Royal Bank of Canada and you.

      The Company may terminate this letter at any time upon written notice thereof to the Arrangers subject to the following sentence. The provisions of the two preceding paragraphs shall survive any expiration or termination of this letter or the Commitments.

      This letter shall be governed by and construed in accordance with the laws of the State of New York. This letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This letter may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same letter. Delivery of an executed counterpart on the signature page to this letter by telecopier shall be as effective as delivery of a manually executed counterpart of this letter.

      This letter shall not be assignable by you and may not be amended or waived except in a writing signed by you and the Arrangers. The obligations of the Arrangers under this letter and of any lender are made solely for your benefit and may not be relied upon or enforced by any other person or entity.

      This letter is in substitution for and supersedes the letter dated July 8, 1999 previously delivered to you.

      If you are in agreement with the foregoing, please sign and return to Royal Bank of Canada (including by way of telecopier) the enclosed copy of this letter no later than 5:00 P.M. (Eastern Daylight Time) on July 12, 1999. This letter shall become effective upon receipt by us of such signed copy.

                                    Yours truly,


                                    ROYAL BANK OF CANADA

                                        /s/ Colin O.H. Lambert
                                        ----------------------
                                    By: Colin O.H. Lambert
                                    Title: Vice President

                                    BANK OF AMERICA CANADA

                                        /s/ Michael P. Hurtubise
                                        ----------------------
                                    By: Michael P. Hurtubise
                                    Title: Vice President


                                    BANK OF MONTREAL

                                        /s/ Michael Huband
                                        ----------------------
                                    By: Michael Huband
                                    Title: Director, Structured Finance



                                    CANADIAN IMPERIAL BANK
                                    OF COMMERCE, NEW YORK AGENCY

                                        /s/ Howard Palmer
                                        ----------------------
                                    By: Howard Palmer
                                    Title: Executive Director


Accepted and Agreed this 12th day of July, 1999.

IMPRIMERIES QUEBECOR INC. -
QUEBECOR PRINTING INC.

    /s/ Christian M. Paupe
    ----------------------
By: Christian M. Paupe
Title: Executive Vice President

    /s/ Mark D'Souza
    ----------------------
By: Mark D'Souza
Title: Vice President, Treasurer

                                  CONFIDENTIAL

                      QUEBECOR PRINTING (USA) HOLDINGS INC.

                               [GRAPHIC OMITTED]

                              TWO STEP TRANSACTION

                              SUMMARY OF PRINCIPAL
                              TERMS AND CONDITIONS

                                US$1,250,000,000
                                credit facilities

                               [GRAPHIC OMITTED]
                               as of July 12, 1999

                                                                    Confidential

                      QUEBECOR PRINTING (USA) HOLDINGS INC.

                    Summary of Principal Terms and Conditions

 (Definitions of certain capitalized terms used herein are found in Appendix I)

Transaction
Description:            The Credit Facilities are for the purpose of providing
                        funding to Quebecor Printing Inc. (the "Company") for the purpose of acquiring World Color Press, Inc., a Delaware corporation (the "Target"), in a two-step transaction, and related purposes. The acquisition of the Target will be made by a cash tender offer by Printing Acquisition Inc., a newly formed, indirectly wholly owned Subsidiary of the Company ("Acquisition
                        Sub"), for 23,500,000 shares, equal to approximately
                        62%, of the Target's publicly traded common stock (the
                        "Shares"), for a purchase price per Share of US$35.69, subject to a condition of more than 50% of the fully diluted Shares being tendered pursuant to such offer
                        (the "Tender Offer"), with the consummation of the Tender Offer to be followed by a merger of Acquisition
                        Sub with the Target (the "Merger"). The consideration paid for Shares to the existing stockholders of the Target to consummate the Merger will be either (i) if 23,500,000 Shares are purchased in the Tender Offer,
                        1.6455 shares of common stock of the Company per Share or (ii) if less than 23,500,000 Shares are purchased in the Tender Offer, a combination of cash and shares of common stock of the Company per Share. The aggregate cash consideration paid for Shares in both the Tender
                        Offer and the Merger (including any stock repurchase and payments in respect of the cancellation of stock options) shall not exceed US$890,000,000 in any event.
                        The Tender Offer and the Merger shall be pursuant to an Agreement and Plan of Merger, dated as of July 12, 1999, among the Company, Acquisition Sub and the Target (the
                        "Merger Agreement") and a Tender, Voting and Option
                        Agreement, dated as of July 12, 1999, among the Company and KKR Associates ("KKR"), certain investment partnerships controlled by KKR and certain management stockholders of Target owning approximately 24.5% of the Shares in the aggregate (the "Tender, Voting and Option
                        Agreement").

Borrower:               Quebecor Printing (USA) Holdings Inc. ("US Holdings"), a
                        Delaware corporation and an indirectly wholly owned
                        Subsidiary of the Company.

Guarantors:             Each of the Company and Quebecor Printing Holding
                        Company, a Delaware corporation ("QPHC") will provide an unconditional joint and several guarantee of the obligations under the Credit Facilities, to the fullest extent permitted by applicable law (the "Guarantee
                        Agreement").

Loan Parties:           The Borrower together with the Guarantors.

Lead Arranger and
Administrative Agent:   Royal Bank of Canada or any of its affiliates.

Co-Syndication
Agents: Bank of America Canada, Bank of Montreal and Canadian Imperial Bank of Commerce or any of their respective affiliates.

Arrangers:              Lead Arranger and Co-Syndication Agents.

Arrangers'
Commitments:            The Arrangers will each commit US$312,500,000.

Lenders: The Arrangers and a group of financial institutions (all being resident in the US or in other non-withholding tax jurisdictions) to be agreed to by the Arrangers in consultation with the Company.

Credit Facilities:      US$1,250,000,000.

Purpose: All proceeds (a) to be loaned or funded by Borrower to Acquisition Sub to finance the acquisition of the Target pursuant to the Tender Offer and the Merger, to pay transaction and restructuring costs and to be available for general corporate purposes and (b) to be loaned by Borrower to Target to repay indebtedness owing under Target's existing bank credit agreement and to pay the purchase price of any Convertible Notes tendered for purchase.

Availability:           Tranche A: US$650,000,000 as a single draw 1-year term
                        loan to be drawn on the Tender Offer Funding Date.
                        US$300,000,000 may be extended at Borrower's option for a 1-year term payable in full at maturity ("Tranche A
                        Extension Period").

                        Tranche B: US$450,000,000 (US$100,000,000 of which shall
                        be used to repay indebtedness owing under Target's existing bank credit agreement) as a three (3) year revolving credit facility payable in full at maturity.

                        Tranche C: US$150,000,000 (which shall be used to purchase the Convertible Notes) as a 364-day non-revolving credit facility to be drawn within 120 days after the Tender Offer Funding Date and payable in full at maturity.

                        The maximum aggregate amount available under both Tranche A and B to finance the acquisition of the Shares (including any stock repurchase and payments in respect of the cancellation of stock options) shall not exceed US$890,000,000.

Borrowing Options:      US Libor and US Base Rate.

Fees and Interest
Rates:                  As set forth in Appendix II.

Conversion:             A borrowing may be converted into another basis of
                        borrowing provided that Libor Loans may only be converted on their respective maturity dates and the minimum amounts required for an original borrowing are met.

Prepayment or
Cancellation:           The Borrower shall first prepay Tranche C and then
                        Tranche A in amount(s) equal to all net cash proceeds from Capital Market Transactions.

                                                                    Confidential

                        The Borrower may prepay and/or cancel undrawn portions of the Credit Facilities without penalty upon five (5) business days prior written notice to the Administrative Agent, and in minimum amounts of US$10 million or any integral multiple of US$1 million in excess thereof. Amounts cancelled may not be reinstated.

                        The Borrower shall reimburse each Lender for any loss, cost or expense (including without limitation the cost to each Lender of redeploying funds obtained to fund or maintain outstanding Libor Loans) incurred in respect of outstanding Libor Loans as a result of the prepayment of all or any portion thereof prior to the expiry of a related Libor interest period.

Documentation:          The Credit Facilities shall be subject to the
                        negotiation, execution and delivery of loan documentation* satisfactory to all parties thereto. The terms and conditions of such loan documentation shall contain clauses customary to these types of facilities and will include, without limitation, conditions precedent, representations and warranties, affirmative and negative covenants, including negative pledge and pari passu clauses, protective covenants, standard illegality, increased cost and yield protection provisions and events of default.

                        The negotiation, execution and delivery of the Guarantee Agreement shall be satisfactory to all parties thereto in form and substance.

Security:               The Credit Facilities and the Guarantee Agreement are
                        unsecured and all amounts outstanding under the Credit
                        Facilities and Guarantee Agreement shall rank pari passu with each Loan Party's other unsecured and unsubordinated indebtedness.

Tender Offer
Funding Date:           The date of the initial funding of the Credit
                        Facilities, which shall not be later than September 8, 1999, except if a formal request for additional information (a "Second Request") is made by either the Federal Trade Commission or the Department of Justice, then not later than December 8, 1999.

Conditions Precedent
to Initial Funding of
the Credit Facilities:  The following conditions shall have been satisfied prior to, or concurrently with, the initial funding of Credit
                        Facilities:

----------
*     Including one or more Credit Agreements.

                                                                    Confidential

                        (a) The structure of the Tender Offer and the terms and conditions of the Offer to Purchase shall be acceptable in form and substance to the Arrangers. Following the commencement of the Tender Offer, the terms and conditions of the Offer to Purchase shall not have been amended, waived or modified without the approval of the Arrangers and the Lenders (other than non-material amendments, waivers or modifications to such terms (other than the conditions to purchase the Shares) that do not in the aggregate materially affect the interests of the Arrangers and the Lenders in the Credit Facilities or the likelihood of consummation of the Merger ("Non-Material Changes")); provided that the Tender Offer may be extended for up to 30 additional business days without the approval of the Arrangers and the Lenders; provided further that if there is a Second Request, the Tender Offer may be extended until December 8, 1999 if necessary for HSR antitrust clearance without the approval of the Arrangers and the Lenders but in any event not beyond the Tender Offer Funding Date. The purchase price per Share in the Tender Offer shall not exceed US$35.69 per Share (the "Per Share Purchase Price") and the aggregate amount paid for all shares accepted for payment in the Tender Offer shall not exceed US$890,000,000. All conditions precedent to the consummation of the Tender Offer shall have been satisfied to the satisfaction of the Arrangers and the Lenders. The expiration of the Tender Offer shall occur prior to the Tender Offer Funding Date.

                        (b) The number of Shares accepted for payment in the Tender Offer by Acquisition Sub shall be equal to no less than the minimum number of Shares, determined on a fully diluted basis, necessary to approve the consummation of the Merger in accordance with the provisions of any applicable corporate statute, anti-takeover statute or provision in the Target's certificate of incorporation, by-laws, etc. or other applicable legal requirement (the "Minimum Number of Shares"). The Board of Directors of the Target shall have published its recommendation that the stockholders of the Target tender their Shares pursuant to the Tender Offer.

                        (c) The Company and KKR, certain investment partnerships controlled by KKR and certain management stockholders of Target owning approximately 24.5% of the Shares in the aggregate shall have entered into the Tender, Voting and Option Agreement, which has been received by the Arrangers. None of the terms of the Tender, Voting and Option Agreement shall have been amended, waived or modified without the approval of the Arrangers and the Lenders (other than Non-Material Changes), and there shall not have occurred or exist any material breach or default thereunder.

                                                                    Confidential

                        (d) The Company, Acquisition Sub and the Target shall have entered into the Merger Agreement, which has been received by the Arrangers, and the Merger Agreement shall have been approved by all necessary corporate action of the Company, Acquisition Sub and the Target, except approval by the Target's stockholders and (if required by the rules of the New York Stock Exchange, Inc. (the "NYSE")) approval by the Company's shareholders. None of the terms of the Merger Agreement shall have been amended, waived or modified without the approval of the Arrangers and the Lenders (other than Non-Material Changes), and there shall not have occurred or exist any material breach or default thereunder. The representations and warranties contained in the Merger Agreement shall be true and correct in all material respects on the Tender Offer Funding Date. All documentation relating to the Tender Offer and the Merger shall be in form and substance satisfactory to the Arrangers and the Lenders.

                                                                    Confidential

                        (e) All governmental and third party consents and approvals necessary in connection with the Tender Offer and the Merger and the related financings (except the approval of the Merger by the Target's stockholders) shall have been obtained (without the imposition of any conditions that are not acceptable to the Arrangers and the Lenders) and shall remain in effect, and all applicable waiting periods (including any required for HSR antitrust clearance) shall have expired or been earlier terminated without, in any such case, any action having been taken or agreed to by the Company, Borrower, Acquisition Sub and/or Target or having been required by any Canadian, US or foreign governmental authority (i) which has resulted in or which could reasonably be expected to result in a Material Adverse Effect (assuming for purposes of this clause (i) that Target is a Restricted Entity) or (ii) that would prevent or materially delay the consummation of the Merger following the consummation of the Tender Offer; and no law or regulation shall be applicable in the judgment of the Arrangers or the Lenders that restrains, prevents or imposes materially adverse conditions upon the Tender Offer, the Merger or any related transactions. The Company shall have received all consents required for entering into the Merger Agreement and for the consummation of the transactions contemplated thereby, and Quebecor Inc. and Caisse de depot et placement du Quebec shall have delivered a written consent to approve the Merger Agreement and the consummation of the transactions contemplated thereby (including the issuance of Company stock pursuant to the Merger). The Merger shall not be subject to the restrictions imposed by Section 203 of the Delaware General Corporation Law or any other state or foreign takeover statute.

                                                                    Confidential

                        (f)   Except with respect to actions, suits,
                              investigations, litigation or proceedings of the Company, the Target and their respective Subsidiaries disclosed in the most recent Forms 10-K issued by the Company and the Target and the Forms 10-Q issued subsequent to such Forms 10-K prior to the date of the Arrangement Letter (the "Public Information") and in the disclosure schedules to the Merger Agreement (the "Merger Disclosure") (the "Existing Actions"), there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) has or could reasonably be expected to have a material adverse effect on business, condition (financial or other), operations, performance or properties of (A) the Company and its Subsidiaries taken as a whole (other than the Target and its Subsidiaries) and
                              (B) the Target and its Subsidiaries taken as a whole or (ii) enjoins, seeks to enjoin, delays the consummation of, or imposes material adverse conditions on, the Tender Offer or the Merger or any transaction contemplated thereby or (iii) could reasonably be expected to have a Material Adverse Effect on the Credit Facilities or a material adverse effect on the Tender, Voting and Option Agreement. There has occurred no change or development in the Existing Actions from that disclosed in the Public Information or the Merger Disclosure, which change or development, when aggregated with all such changes or developments, has or could reasonably be expected to have the consequences referred to in the preceding sentence.

                        (g) All documentation evidencing the Credit Facilities (the "Loan Documents") shall have been completed in form and substance satisfactory to the Arrangers and the Lenders and duly executed by each Loan Party.

                        (h) On the Tender Offer Funding Date, QPI LLC shall advance to Target an amount which together with the US$100,000,000 loan made by US Holdings to Target from proceeds drawn under Tranche B shall be used to repay, concurrently with the initial funding of the Credit Facilities, indebtedness of the Target owing under Target's existing bank credit agreement and the credit facilities thereunder shall be concurrently cancelled.

                        (i) The Arrangers and the Lenders shall have received a copy of the fairness opinion received by the Target relating to the Tender Offer and the Merger.

                        (j) All capital stock of Borrower and Acquisition Sub shall be owned directly or indirectly by the Company free and clear of any lien, charge or encumbrance.

                                                                    Confidential

                        (k) There shall have occurred no Material Adverse Change with respect to the Company (excluding the Target and its Subsidiaries) or the Target since March 31, 1999.

                        (l) The Administrative Agent shall have received for each Lender (i) satisfactory opinions of counsel to the Borrower, counsel to Acquisition Sub and counsel to the Guarantors as to the transactions contemplated hereby (including, without limitation, compliance with all applicable laws and regulations, including all applicable requirements and regulations of the Board of Governors of the Federal Reserve System (including Regulations T, U and X thereunder) and no breach of, or default under, agreements for borrowed money in a principal amount of US$20,000,000 or more, including the Existing Indentures and (ii) such charter documents, corporate resolutions, certificates and other documents as the Administrative Agent shall reasonably request, including, without limitation, a certificate of insurance, an officer's compliance certificate regarding, inter alia, financial statements, defaults, no breach of or default under Existing Indentures, and a listing of all actions, suits, arbitration proceedings pending or, to the best knowledge of the Company, threatened involving any of the Loan Parties, which, separately, represents an exposure in excess of US$6,500,000 as reasonably determined by the Company.

                        (m) There shall exist no default under any of the Loan Documents, and the representations and warranties of the Loan Parties therein shall be true and correct immediately prior to, and after giving effect to, funding.

                        (n) All accrued reasonable fees and expenses of the Arrangers (including the fees and expenses of counsel to the Arrangers and the Administrative Agent, if any) shall have been paid.

                        (o) S&P, through its rating evaluation service, shall have issued a definitive rating of BBB- (or higher) for the senior unsecured long-term indebtedness of the Company after giving effect to the consummation of the Tender Offer, the Merger, the Credit Facilities and the transactions contemplated thereby.

                        (p) Either (i) the QPI Amendment has become effective or (ii) the Existing QPI Facility has been terminated and replaced with a new facility on substantially the same terms and conditions except for the inclusion of the amendments contemplated by the QPI Waiver Letter.

                                                                    Confidential

Condition Precedent
to all Borrowings:      (a)   Notice of Borrowing;

                        (b) Bringdown and accuracy of representations and warranties; and

                        (c)   No default or Event of Default.

Representations and
Warranties:             Each Loan Party shall provide representations and
                        warranties (provided that each representation and warranty, when made by a Loan Party other than the Company shall apply only to such Loan Party and its Subsidiaries which are Restricted Entities), which shall include, without limitation, the following:

                        To be Made as of the Execution and Delivery of the Credit Agreement:

                        (a) Each of the Loan Parties is a corporation (or a partnership, as the case may be) which is duly incorporated (or constituted, as applicable) and has the necessary corporate power and authority to carry on its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Tender Offer, the Merger and the other transactions contemplated in the Transaction Documents and, to the extent applicable, enter into and perform the Loan Documents to which it is a party;

                        (b) the Credit Agreement and Guarantee Agreement and all ancillary Loan Documents are duly authorized by all necessary corporate and other actions and constitute valid and legally binding obligations of the Loan Parties;

                        (c) the execution, delivery and performance of the Credit Agreement and Guarantee Agreement will not result in any violation of the charter or the by-laws of any Loan Party, result in a breach of any indenture, trust, deed, loan, credit, note or similar agreement (except, prior to the Tender Offer Funding Date, for any breach under the Existing QPI Facility for which a waiver has been requested pursuant to the QPI Waiver Letter) or of any applicable law or regulation or any order, injunction, decree, determination or award of any court or governmental authority, or result in the creation of any lien upon the assets of the Company or any Restricted Entity;

                                                                    Confidential

                        (d) the audited consolidated financial statements of the Company for the fiscal year ended December 31, 1998 are complete and correct, have been prepared in accordance with Canadian generally accepted accounting principles and fairly represent the financial condition of the Company and its Subsidiaries as of the date thereof; since December 31, 1998, there has been no change in the consolidated financial condition of the Company from that set forth in the said consolidated financial statements which could have a Material Adverse Effect;

                        (e) except with respect to the Existing Actions, there are no actions, suits or arbitration proceedings pending or, to the best knowledge of each Loan Party, threatened involving the Company or any Restricted Entity which could, if determined adversely, separately or in the aggregate, have a Material Adverse Effect on the business of the Company and its Restricted Entities, taken as a whole or purports to affect the legality, validity or enforceability of any of the Loan Documents;

                        (f) the Company and each Restricted Entity and their respective businesses and operations (i) are materially in compliance with all applicable laws, including environmental, investment, competition and anti-trust laws, etc., (ii) have all necessary consents, authorizations, approvals, orders, certificates, and permits from, and have made all necessary filings (including tax filings, subject to materiality and good faith contestations) with, all federal, provincial, territorial, state and local authorities to conduct their business, except to the extent that the failure to obtain or file same or that any non-compliance with applicable laws would not have a Material Adverse Effect;

                        (g) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                        (h) the Company has taken such reasonable measures to ensure that passage to the Year 2000 will not result in major disruptions of its operations or those of its Restricted Entities; the effectiveness of these measures, however, is contingent on the Year 2000 compliance of suppliers, customers and other third parties dealing with the Company and its related companies, including its Subsidiaries;

                                                                    Confidential

                        (i)   all Subsidiaries of the Company, their
                              jurisdiction of incorporation and their issued capital shall be set forth in a schedule to the Credit Agreement. Neither the Company nor any of its Subsidiaries which is a Restricted Entity is, directly or indirectly, bound by or subject to, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of the Company or any Restricted Entity to (i) pay or make the maximum dividends permitted by law to its parent entity,
                              (ii) pay any obligation owed to the Company or any Restricted Entity, (iii) make any loans or advances to or investments in the Company or in any Restricted Entity, (iv) transfer any of its property or assets to the Company or any Restricted Entity or (v) create any lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except any such restrictions applicable to (a) Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries and (b) any other Restricted Entity (other than a Loan Party), whose assets, singly or when taken together with the assets of all Restricted Entities (other than a Loan Party) subject to such restrictions, do not exceed at any time 10 % of the consolidated assets of the Company, as determined in accordance with GAAP, and (c) the Target and its Subsidiaries, when it becomes a Restricted Entity, with respect to any restriction contained in Sections 4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets), 4.11 (Transactions with Affiliates), 4.12 (Limitations on Liens), 4.13 (Investments in Unrestricted Subsidiaries) and 4.15 (Limitation on Other Subordinated Indebtedness) of the 7 3/4% Indenture and the 8 3/8% Indenture. No Restricted Entity has outstanding any securities convertible in capital stock nor rights to subscribe or other agreements for the subscription of Capital Securities that, if exercised or converted, would change the Restricted Entity into a Non-Restricted Entity;

                        (j)   no required filings;

                        (k) ownership of property, including intellectual property, and absence of liens except Permitted Encumbrances;

                        (l)   labor matters not to have a Material Adverse
                              Effect;

                        (m) accuracy of financial statements and other information;

                        (n) material compliance with benefit and pension plan laws and ERISA;

                        (o) environmental matters would not result in a Material Adverse Effect;

                        (p)   solvency of Loan Parties; and

                        (q)   pari passu ranking.

                                                                    Confidential

                        To be Made as of the Tender Offer Funding Date:

                        (a) Each of the Tender Offer Documents, as amended to that date, filed with the Commission or other securities authority complies as to form in all material respects with the provisions of the Securities Exchange Act and the rules and regulations thereunder;

                        (b) the number of Shares owned beneficially and of record by Acquisition Sub, together with the number of Shares accepted by Acquisition Sub for payment in the Tender Offer, is greater than or equal to the Minimum Number of Shares. The price per Share to be paid by Acquisition Sub in respect of shares accepted for payment in the Tender Offer does not exceed the Per Share Purchase Price and the aggregate amount paid for all Shares accepted for payment in the Tender Offer does not exceed US$890,000,000. All conditions precedent to the consummation of the Tender Offer have been satisfied (or waived with the consent of the Arrangers and the Lenders);

                        (c) each of the Company, Acquisition Sub and Target has the requisite corporate power and authority to
                              (A) execute, deliver and perform each of the Tender Offer Documents and Merger Documents to which it is a party and (B) to file the Tender Offer Documents and Merger Documents filed by it, or to be filed by it, with any governmental authority;

                                                                    Confidential

                        (d) the execution, delivery and performance (or filing, as the case may be), of each of the Tender Offer Documents and Merger Documents which have been executed and to which the Company, Acquisition Sub or Target is a party and the consummation of the transactions contemplated thereby, have been duly approved by the board of directors of each of the Company, Acquisition Sub and Target, and the borrowings to be made by US Holdings to be loaned or funded to Acquisition Sub and the Target and the consummation of the transactions contemplated hereby have been approved by the board of directors of US Holdings, and such approvals have not been rescinded, revoked or modified in any manner. No other corporate action or proceedings on the part of the Company, Acquisition Sub, Borrower or Target is necessary to consummate such transactions, except for, prior to the Merger Date, the approval of the Merger by Target's shareholders and (if required as provided below in this paragraph (d)), by the Company's shareholders. Except as may be required by the rules of the NYSE, no vote of the shareholders of the Company is required to approve the Merger Agreement and the transactions contemplated thereby. To the extent that any such vote is required, the vote of Quebecor Inc. will be sufficient to approve, and Quebecor Inc. has agreed in writing with the Company to vote to approve the Merger Agreement and the transactions contemplated;

                                                                    Confidential

                        (e) each of the Tender Offer Documents and Merger Documents to which the Company, Acquisition Sub or Target is a party has been duly executed or delivered (or filed) on behalf of the Company, Acquisition Sub or Target, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Tender Offer Documents and Merger Documents delivered to the Administrative Agent without the prior written consent of the Arrangers and the Lenders (other than Non-Material Changes). Each of the Company and its Subsidiaries and (to the best knowledge of the Borrower) all other parties thereto have performed and complied, or shall perform and comply, with all the material terms, provisions, agreements and conditions set forth in the Tender Offer Documents and the Merger Documents and required to be performed or complied with by such parties on or before the Tender Offer Funding Date, and no material breach of any covenant by any such party exists thereunder and no action has been taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger;

                        (f) each of the representations and warranties of the Company, the Acquisition Sub and Target contained in the Merger Agreement is true and correct in all material respects other than, with respect to Target's representations and warranties, such failures to be true and correct that will not constitute a Material Adverse Change with respect to Target;

                        (g)   there has occurred no Material Adverse Effect;

                        (h) the information contained in the Tender Offer Documents, the representations and warranties of each of Company and its Subsidiaries contained in the Transaction Documents and Loan Documents, and all certificates and documents delivered to the Arrangers and the Lenders pursuant to the terms of the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. None of the Loan Parties has intentionally withheld any fact from the Arrangers or any Lender in regard to any matter which shall have or is reasonably likely to have a Material Adverse Effect;

                                                                    Confidential

                        (i) none of the Company or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U of Board of Governors of the Federal Reserve System);

                        (j) the consummation of the Tender Offer, the Merger and the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by any of the Company and its Subsidiaries in any manner which has or is likely to have a Material Adverse Effect;

                        (k) the financial forecasts Number 31 received by the Arrangers on July 7, 1999 giving effect to the transactions contemplated in the Merger Agreement prepared by the Management of the Company ("Management") and the pro forma estimated balance sheets of (i) the Company and its Subsidiaries at the Tender Offer Funding Date giving effect to the transactions contemplated in the Tender Offer and
                              (ii) the Company and its Subsidiaries (including the Target and its Subsidiaries) at the Merger
                              Date giving effect to the transactions
                              contemplated in the Merger Agreement, have been prepared in good faith, are based on facts and assumptions believed to be reasonable by Management, and employ methodology believed to be reasonable by Management under the circumstances; and
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                                                                    Confidential

                        (l) the execution, delivery, and performance by the Company, Acquisition Sub, Borrower or Target of the Transaction Documents and the Loan Documents to which it is or may become a party, the consummation of the transactions contemplated thereby and compliance with the terms and provisions thereof and the making and repayment of the Loans and the intercompany loans related thereto contemplated hereby, do not and will not
                              (i) constitute a tortious interference with any contractual obligation of any Person, (ii) conflict with, violate, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under the charter, the by-laws, or any indenture (including, without limitation, the Existing Indentures), trust deed, loan, credit, note or similar agreement or instrument of any Loan Party, Restricted Entity or Target, (iii) violate or conflict with any applicable law or regulation or any order, injunction, decree, determination or award of any court or governmental authority, or (iv) result in the creation of any lien upon the assets of any Loan Party, Restricted Entity or Target, other than, with respect to Target's representations and warranties set forth in clauses (ii) (other than with respect to the charter, by-laws and Existing Indentures), (iii) and (iv) above of this paragraph (l), such exceptions as will not result in a Material Adverse Change with respect to Target or prevent or materially delay the consummation of the Merger following the consummation of the Tender Offer.

                        To be Made on the Merger Date:

                        (a) The Company, Borrower and Acquisition Sub collectively have cash or cash equivalents on hand sufficient to pay an amount within the range of Target's reasonable possible liability with respect to any exercise of dissenters' rights as to the Merger;

                        (b) the Merger Agreement has been approved by the Minimum Number of Shares at a meeting of Target's stockholders duly called and held prior to the Merger Date and (if required by the NYSE) by the required vote of the Company's shareholders;

                                                                    Confidential

                        (c) the terms and conditions of the Merger as set forth in the Merger Documents have not been amended, waived or modified without the approval of the Arrangers and the Lenders (other than Non-Material Changes). As of the Merger Date, all conditions precedent to the consummation of the Merger pursuant to the Merger Agreement have been satisfied (or waived, with the consent of the Arrangers and the Majority Lenders). As of the Merger Date, no material breach of any convenant by any of the parties to the Merger Agreement has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger. Each of the representations and warranties of the Company, Acquisition Sub and Target contained in the Merger Agreement is true and correct in all material respects;

                        (d) the Certificate of Merger executed by Acquisition Sub and Target has been filed with the Secretary of State of Delaware and has been filed or recorded in each other place wherein it is required to be so filed or recorded, in each case evidencing the consummation of the Merger. Such Certificate of Merger complies as to form and substance with the laws of the State of Delaware and the Merger has been duly consummated in compliance with all applicable law; and

                        (e) since March 31, 1999, there has been no event, change or other occurrence that has or could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change with respect to Target.

Covenants:              See Appendix III

Financial Covenants:    See Appendix III

Events of Default:      See Appendix IV

Participations and
Assignments:            To be permitted with the Company's consent, not to be
                        unreasonably withheld, for amounts not less than US$10 million, provided that following a partial assignment, the relevant Lender shall have retained a commitment of not less than US$10 million.

Majority Lenders:       Lenders constituting more than 50% of total Loans
                        outstanding under the Credit Facilities, or if no Loans are outstanding, Lenders constituting more than 50% of total commitments.

                                                                    Confidential

Waivers and
Amendments:             The consent of all Lenders shall be required under the
                        Loan Documents for any amendment or waiver relating to:

                        (a)   any decrease in rates/margin or fees or payments;

                        (b)   amount of any Lender's commitment;

                        (c)   term of the Credit Facilities;

                        (d) a change of the Borrower or an assignment or transfer of its rights or obligations under the Credit Facilities;

                        (e)   the types of Borrowings available;

                        (f)   a change in the definition of Majority Lenders;
                              and

                        (g) a change in a Guarantor and/or the Guarantee Agreement.

Expenses:               All costs and expenses of the Arrangers (including but
                        not limited to legal fees and disbursements) relating to due diligence, appraisal, audit, insurance, duplication, transportation, computer, messenger, consultants' cost and expenses, the negotiation and preparation of the Loan Documents and syndication and operation of the Loan
                        Documents are for the account of the Borrower, regardless of whether or not the Loan Documents are signed. All reasonable expenses of the Administrative
                        Agent and the Lenders in enforcing or preserving the rights under the Loan Documents are for the account of the Borrower.

Taxes: All payments by the Borrower will be made free and clear of all present and future taxes, with no withholdings or deductions whatsoever and the Borrower will provide the appropriate indemnity in this regard. The Borrower will also be responsible for the due payment of any levies, duties or charges in connection with the Loan Documents.

Increased Costs:        Loan Documents will include usual and customary
                        provisions requiring the Borrower to reimburse the Lenders for any increased costs (including costs of complying with capital adequacy guidelines) which are incurred as a result of regulatory changes announced subsequent to the signing date of the Credit Agreement.

                                                                    Confidential

Indemnity:              Standard indemnification by the Loan Parties of the
                        Arrangers, Administrative Agent and Co-Syndication
                        Agents, and the Lenders and their respective affiliates and their respective directors, officers, employees, attorneys, agents and controlling persons against any loss, liability, cost or expense arising out of or in connection with any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with the Loan Documents, the Transaction Documents, the Tender
                        Offer, the Merger or other transactions contemplated hereby or thereby, or any use made or proposed to be made with the proceeds of the Credit Facilities except if resulting from gross negligence or willful misconduct.

Governing Law:          The laws of the State of New York shall govern the Loan
                        Documents.

Jurisdiction and
Jury Waiver:            The Borrower and each Guarantor will submit to the
                        non-exclusive jurisdiction and venue of the federal and
                        state courts of the State of New York and shall have no
                        right to trial by jury.
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                                                                    Confidential

                                   APPENDIX I

                               CERTAIN DEFINITIONS

Acquisition Sub:        shall have the meaning set forth in the Transaction
                        Description.

Arrangement
Letter: means the letter agreement dated July 12, 1999 addressed to the Company from Royal Bank of Canada, Bank of America Canada, Bank of Montreal and Canadian Imperial Bank of Commerce, New York Agency.

Benefit Plan:           of any Person, means, at any time, any employee benefit
                        plan (including a multiemployer benefit plan), the funding requirements of which (under section 302 of ERISA or section 412 of the Internal Revenue Code of 1986 of the United States of America) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person.

Capital Security:       means, with respect to any Person, (a) any share of
                        capital stock of such Person or (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

Capital Market
Transactions:           means any issuance by any Loan Party or Restricted
                        Entity of debt or equity, including preferred equity, in the public and/or private markets other than commercial paper issued under a commercial paper program of the Company.

Capitalization:         means the sum of Debt and Equity.

Convertible
Indenture:              means the Indenture pursuant to which the Convertible
                        Notes were issued by Target.

Convertible Notes:      means the 6% Convertible Senior Subordinated Notes due
                        2007.

Credit Agreement:       means the credit agreement(s) evidencing the Credit
                        Facilities.

Debt: means, without duplication, the aggregate of all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, in accordance with Canadian GAAP.

                                                                    Confidential

EBITDA: means, for any period for any Person, the sum of (a) the net income of such Person for such period before extraordinary or unusual items and (b) to the extent deducted in determining the net income of such Person for such period, interest expense, income taxes (minus income tax credits), non controlling interest and depreciation expense and amortization expense of such Person; provided that any determination of EBITDA with respect to the Company, for any period which includes a quarter prior to the Tender Offer Funding Date, shall include EBITDA of Target based on Target's Form 10-K or Form 10-Q, as applicable, with respect to any such quarter which precedes the Tender Offer Funding Date.

8 3/8% Indenture:       means the Indenture pursuant to which the 8 3/8% Notes
                        were issued by Target.

8 3/8% Notes:           means the 8 3/8% Senior Subordinated Notes due 2008.

Equity: means the sum of shareholders' equity of the Company and non-controlling interests of the Company, in each case determined on a consolidated basis, in accordance with Canadian GAAP.

Existing Indentures:    means the Convertible Indenture, the 8 3/8% Indenture
                        and the 7 3/4% Indenture.

Existing QPI
Facility:               means the Credit Agreement dated as of the 28th day of
                        April, 1999 made among the Company, and US Holdings, and USGP, and each of the financial institutions named on the signature pages thereof, and Royal Bank of Canada
                        ("Royal Bank"), as Administrative Agent, and Royal Bank,
                        ABN Amro Bank Canada ("ABN Amro"), Bank of America
                        Canada ("B of A") and Canadian Imperial Bank of Commerce
                        ("CIBC"), as Arrangers, and ABN Amro, B of A and CIBC, as Joint Syndication Agents, as amended through the date of the Credit Agreement contemplated hereby.

Financial Company
Restricted Entity:      means any Restricted Entity which is a special purpose
                        finance Subsidiary wholly-owned directly or indirectly by the Company whose activity is limited to raising private or public indebtedness, provided that the net proceeds from all such private or public indebtedness are remitted to the Company, US Holdings or USGP.

                                                                    Confidential

Guarantee:              of any Person means, without duplication, all
                        guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) of such Person: to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, the indemnification in respect of letters of credit and letters of guarantee issued in respect of Indebtedness) for the payment of, or to make investments in any other
                        Person or to maintain the capital, working capital, solvency or general financial condition of any other
                        Person or to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any Indebtedness, damages, losses or liabilities of any other Person (and "guarantor" shall be construed accordingly).

                        The amount of each Guarantee shall be deemed to be an amount equal to the outstanding amount of the primary obligation of the obligor to whom the Guarantee relates, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be such determinable amount.

                        The word "Guarantee" when used as a verb has the correlative meaning.

Hedge Agreement:        means any swap agreement, cap agreement,
                        collar agreement, futures contract, forward contract or similar agreement or arrangement designed to protect against or mitigate the effect of fluctuations in interest rates, foreign exchange rates or the prices of commodities.

HSR: means the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended, and the rules and regulations thereunder.

                                                                    Confidential

Indebtedness:           of any Person means, without duplication, (in each case,
                        whether such obligation is with full or limited recourse):

                        (a)   any obligation of such Person for borrowed money,

                        (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument,

                        (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business,

                        (d) any obligation of such Person as lessee under a capitalized lease,

                        (e) any obligation of such Person to reimburse any other Person in respect of amounts drawn or drawable under any letter of credit or other guarantee (excluding letters of guarantee for the performance of obligations and any form of "bid bond") issued by such other Person, whether contingent or non-contingent,

                        (f) redeemable preferred shares which are redeemable at the option of the holder prior to the maturity of the Credit Facilities,

                        (g) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property,

                        (h) any Indebtedness of others secured by a lien on any asset of such Person, and

                        (i) any indebtedness of others Guaranteed by such Person.

Loans: means the loans to be made by the Lenders to the Borrower under the Credit Facilities.

Material Adverse
Change: means, with respect to any Person, any event, change or other occurrence that has resulted in, or could reasonably be expected to result in, a material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person and its Subsidiaries taken as a whole.

----------
* In the Credit Agreement, appropriate representations, warranties and covenants will contain the following language "any event, change or other occurrence that has resulted, or could reasonably be expected to result in,"

                                                                    Confidential


Material(ly) Adverse
Effect:                 means:

                        (a) a material adverse change in the assets, properties, operations, financial condition or business prospects of the Company and the Restricted Entities, taken as a whole,* or

                        (b)   any material impairment:

                              (i) in the ability of any Loan Party to timely pay any amounts due under the Loan Documents,

                              (ii) in the ability of any Loan Party to fulfill any other covenant or obligation of a material nature arising under the Loan Documents, or

                              (iii) in the validity or enforceability of the
                                    Loan Documents.

Merger:                 shall have the meaning set forth in the Transaction
                        Description.

Merger Agreement:       shall have the meaning set forth in the Transaction
                        Description.

Merger Date:            means the date upon which the Merger is consummated.

Merger Documents:       means the Merger Agreement, any related certificate of
                        merger (the "Certificate of Merger") all schedules and exhibits thereto, and any other documents publicly filed in connection with the Merger.

Minimum Number
of Shares:              shall have the meaning set forth in paragraph (b) of the
                        Conditions Precedent to the Initial Funding of the Credit Facilities.

----------
* In the Credit Agreement, appropriate representations, warranties and covenants will contain the following language "any event, change or other occurrence that has resulted, or could reasonably be expected to result in,"

                                                                    Confidential

Non-Recourse
Creditor:               means (i) a creditor of a Non-Recourse Subsidiary or of
                        a Project Vehicle whose recourses are limited, in respect of any debt or liability of such Non-Recourse
                        Subsidiary or Project Vehicle to such creditor, to the cash flow and other assets of such Non-Recourse
                        Subsidiary or Project Vehicle, to the capital stock of such Non-Recourse Subsidiary or to the participation of the Company or any of its Restricted Entities in the Project Vehicle carrying out the specific Project for which such Non-Recourse Subsidiary or Project Vehicle was formed, the whole to the exclusion of any and all other recourses whether by way of Guarantees or otherwise against the Company or any of its Restricted
                        Entities or against any third party having recourse against the Company or any of its Restricted Entities in respect of such debt or liability or, (ii) a creditor to whom is owed by the Company or any of its Restricted
                        Entities, Indebtedness for borrowed money to finance the Start-up Costs of a Project carried out by the Company or such Restricted Entity and whose recourses in respect of such Indebtedness for borrowed money are limited to the cash flow and the other assets of such Project (to the exclusion of any other cash flow or asset).

Non-Recourse
Indebtedness:           means Indebtedness for borrowed money (i) contracted for
                        the purpose of financing the Start-up Costs of a specific Project carried out (alone or in association with others) by the Company, any of its Restricted
                        Entities or by a Non-Recourse Subsidiary or a Project
                        Vehicle and (ii) due or otherwise owing by the Company or such Restricted Entity or Non-Recourse Subsidiary or Project Vehicle to a creditor being a Non-Recourse
                        Creditor by reason of the Company or such Restricted
                        Entity or Non-Recourse Subsidiary or Project Vehicle being indebted or liable to such creditor in respect of such Indebtedness for borrowed money.

Non-Recourse
Subsidiary:             means a direct or indirect Subsidiary of the Company who
                        meets all of the following conditions:

                        (i) it was formed to carry out a specific Project, whether alone or in association with others; and

                        (ii) its only assets consist of (a) assets relating to such Project or (b) shares or any other form of participating interest held, directly or indirectly, in a Project Vehicle, which in turn owns assets relating to such Project; and

                                                                    Confidential

                        (iii) it owes to one or more creditors Indebtedness for
                              borrowed money or it owns (directly or indirectly) shares or any other form of participating interest in a Project Vehicle which owes Indebtedness for borrowed money to one or more creditors, in all cases contracted for the purpose of financing the Start-up Costs of such Project or purchasing the participation of other participants in such Project, where the recourses of such creditor(s) in relation to such Indebtedness for borrowed money are limited to (a) the assets of such Project or Project Vehicle, (b) capital stock of such Subsidiary or (c) recourses against such Subsidiary or Project Vehicle; and

                        (iv) neither the Company nor any other Restricted Entity is liable or has issued a Guarantee or has otherwise obligated itself either directly or indirectly in respect of debts and liabilities of such Subsidiary or Project Vehicle otherwise than by giving to the creditor of such debts or liabilities and in relation thereto a recourse limited to (a) the capital stock of such Subsidiary or (b) the participation of the Company or any of its Restricted Entities in the Project Vehicle carrying out the specific Project for which such Subsidiary or Project Vehicle was formed, it being understood and agreed that upon the debts or liabilities of such Subsidiary to such creditor(s) in respect of such Indebtedness for borrowed money and any such Guarantee being repaid, released or otherwise satisfied, such Subsidiary shall then cease, for all purposes of the Credit Agreement, to be a Non-Recourse Subsidiary.

Non-Restricted
Entity:                 means:

                        (a) each Person less than 50% plus 1 of the capital stock of which is owned by the Company, directly or indirectly through a Restricted Entity, and

                        (b)   each Subsidiary of a Non-Restricted Entity.

Offer to Purchase:      means the Offer to Purchase of Acquisition Sub that sets
                        forth terms and conditions of the Tender Offer in the form filed with the Securities and Exchange Commission pursuant to Section 14(d) of the Securities Exchange
                        Act.

Operating
Restricted Entity:      means any Restricted Entity other than the US Holdings,
                        USGP, QPHC and a Financial Company Restricted Entity.

                                                                    Confidential

Permitted
Encumbrances:           means:

                        (a) any lien for taxes, rates, assessments or governmental charges or levies (i) not at the time due and delinquent, or (ii) which are due and delinquent but the validity of which is being contested in good faith at the time and in respect of which the Company or the relevant Restricted Entity shall have set aside on its books reserves deemed to be adequate therefor and not resulting in a qualification by the auditors of the Company;

                        (b) any lien securing the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with the Credit Agreement and foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

                        (c) any lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

                        (d) any lien existing on (i) any property or asset of any Person at the time such Person becomes a Restricted Entity or (ii) any property or asset at the time such property or asset is acquired by the Company or a Restricted Entity, but only, in the case of either (i) or (ii), if and so long as (A) such lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Restricted Entity or such property or asset is acquired and to fixed improvements thereafter erected on such property or asset, (B) such lien secures only the obligation secured thereby at the time such Person becomes a Restricted Entity or such property or asset is acquired and (C) the obligation secured by such lien is not in default and provided that such lien is discharged by the Company or the applicable Restricted Entity, as the case may be, within 180 days after such Person becomes a Restricted Entity or such property or asset is acquired, as the case may be;

                        (e) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which are not material in amount, and which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of the Restricted Entities;

                        (f) liens on equipment acquired by the Company or any Restricted Entity in the ordinary course of business, provided that (i) such lien secures only the purchase price of such equipment, (ii) such lien is confined to such equipment so acquired and
                              (iii) such lien is discharged by the Company or the Restricted Entity, as the case may be, or is otherwise terminated within 180 days after the installation of such acquired equipment;

                        (g) cautionary liens on short-term assets transferred in securitization or factoring transactions;

                        (h) any lien on the assets of a specific Project securing Non-Recourse Indebtedness incurred for purposes of financing such Project and any lien on the assets of, or the shares or other form of participating interest held in, any wholly-owned Non-Recourse Subsidiary to secure Non-Recourse Indebtedness incurred by such wholly-owned Non-Recourse Subsidiary to finance the Project being carried out by such Non-Recourse Subsidiary or by the Project Vehicle formed to carry out the Project which such Non-Recourse Indebtedness is financing;

                        (i) liens securing existing Indebtedness of Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries, provided such liens are restricted to the assets of the debtor of such Indebtedness; and

                        (j) liens securing obligations under off-balance sheet operating leases which are not capitalized leases, provided such liens are restricted to the relevant lease or sub-lease and the assets covered thereby.

                                                                    Confidential

Person: means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

Project: means the acquisition, construction and development of newly acquired assets (which must include tangible assets) forming an economic unit capable (on the basis of reasonable initial assumptions) to generate sufficient cash flow to cover the operating costs and debt service required to finance the undertaking relating to such assets over a period of time which is less than the projected economic life of the assets and includes any commercial operation for which such assets were so acquired, constructed or developed and which is subsequently carried on with such assets by such economic unit.

Project Vehicle:        means a corporate entity or an unincorporated
                        entity, whether or not having a legal personality
                        (including a joint-venture, a partnership, a trust, a co-ownership scheme or other business combination or risk-sharing scheme) in which the Company or any of its Restricted Entities owns shares or any other form of ownership or participating interest and which meets all of the following conditions:

                              (i)   it was formed to carry out a specific
                                    Project;

                              (ii) its only assets consist of assets relating to such Project;

                              (iii) if such entity is a Subsidiary, it is a
                                    Non-Recourse Subsidiary; and

                              (iv)  neither the Company nor any of its
                                    Restricted Entities is liable or has issued a Guarantee or has otherwise obliged itself either directly or indirectly for or in respect of debts or liabilities incurred to finance such entity or the Project carried out by such entity otherwise than by giving to the creditor of such debts or liabilities and in relation thereto a recourse limited to (a) the assets of such Project or (b) its shares or other form of ownership or participating interest in such entity.

QPI Amendment:          means the amendment to the Existing QPI Facility
                        contemplated by the QPI Waiver Letter.

QPI LLC: means Quebecor Printing Delaware LLC, a Delaware limited liability company, all the non-voting common membership interests of which are owned by USGP and all the voting preferred membership interests of which are owned by Quebecor Printing Nova Scotia ULC, a wholly owned Subsidiary of USGP.

                                                                    Confidential

QPI Waiver Letter:      means the letter from Royal Bank of Canada to the
                        lenders under the Existing QPI Facility, in substantially the form attached to the Arrangement
                        Letter, describing certain amendments to be made to the Existing QPI Facility.

Restricted Entity:      means any Subsidiary whose capital stock is at
                        least 50% plus 1 owned directly or indirectly by the Company (including the US Holdings, USGP, QPHC, any
                        Operating Restricted Entity and any Financial Company
                        Restricted Entity).

7 3/4% Indenture:       means the Indenture pursuant to which the 7 3/4% Notes
                        were issued by Target.

7 3/4% Notes:           means the 7 3/4% Senior Subordinated Notes due 2009.

S&P:                    means Standard & Poor's, a division of the McGraw-Hill
                        Companies, Inc.

Shares:                 shall have the meaning set forth in the Transaction
                        Description.

Start-up Costs:         means, in relation to a Project, (i) the costs of
                        acquisition, construction and/or development of the newly acquired assets forming part of such Project and which have to be constructed, acquired or developed to form the economic unit required to be formed to initially constitute such Project and (ii) the principal amount of money which, at the inception of the commercial operations to be conducted with such assets, is then reasonably estimated as being the amount required to provide the Project with a sufficient initial working capital.

Subordinated Notes:     means the 7 3/4% Notes and the 8 3/8% Notes.

Subsidiary:             means, with respect to any Person, any other Person

                        (a) securities of which having ordinary voting power to elect a majority of the board of directors (or other person having similar functions), or

                        (b) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

Target:                 shall have the meaning set forth in the Transaction
                        Description.

Tender Offer:           shall have the meaning set forth in the Transaction
                        Description.

Tender Offer
Documents:              means the Offer to Purchase, the related letter of
                        transmittal, any other tender offer material which is furnished to stockholders of Target in connection with the Tender Offer, and the Tender, Voting and Option
                        Agreement.

Tender, Voting and
Option Agreement:       shall have the meaning set forth in the Transaction
                        Description.

                                                                    Confidential

Transaction
Documents:              means the Merger Agreement and such other agreements and
                        other related documentation as required to consummate the Tender Offer and Merger, including the Tender, Voting and Option Agreement.

USGP: means Quebecor Printing Capital GP, a Delaware general partnership.

US Holdings
Merger: means the merger of the surviving corporation of the Merger with and into US Holdings.

                                                                    Confidential

                                   APPENDIX II

                             FEES AND INTEREST RATES


Commitment Fees:        Commencing on the date of execution of the Credit
                        Agreement, calculated on the unutilized, uncancelled amount of the Credit Facilities only, at the per annum rate set out below, on a 360-day basis, payable quarterly in arrears.

Interest Rates,
Margins and Fees:       The margins and the commitment fees will be determined
                        based on the senior unsecured debt ratings of the Company as assigned by S&P and Moody's Investors
                        Service, Inc. ("Moody's") as outlined below which are denoted in basis points (bps).

                        If the ratings by both S&P and Moody's are investment grade (BBB- and Baa3, respectively) or higher, then the pricing will be determined based on the higher of the two ratings, provided that if the ratings are more than one rating category apart, the pricing shall be established on the basis of one rating category above the lower rating category of the two.

                        If the rating by one of S&P and Moody's is investment grade or higher and the rating of the other is non-investment grade, pricing shall be based on Ratings Level V.

                        If the ratings by both S&P and Moody's are non-investment grade, pricing shall be based on Ratings Level VI:*

---------------------------------------------------------------------------------------------------------
Ratings Level                              I         II        III        IV           V           VI
---------------------------------------------------------------------------------------------------------
                                                                                   BBB-/Ba1        BB+
S&P Rating                                  A-      BBB+       BBB       BBB-         or         Ba1 or
Moody's Rating                              A3      Baa1       Baa2      Baa3      BB+/Baa3       Lower
---------------------------------------------------------------------------------------------------------
Commitment Fees for Tranches A and C       8.5      10.0       12.5      15.0        20.0         30.0
---------------------------------------------------------------------------------------------------------
Commitment Fees for Tranche B             12.5      15.0       17.5      20.0        25.0         37.5
---------------------------------------------------------------------------------------------------------
LIBOR Margin for all Facilities           50.0      65.0       80.0     100.0       125.0        175.0
---------------------------------------------------------------------------------------------------------
US Base Rate Margin                          0         0          0         0        25.0         75.0
---------------------------------------------------------------------------------------------------------

----------
* From the date of execution of the Credit Agreement until a Ratings Level has been confirmed by both S&P and Moody's, pricing will be based on Ratings Level IV.

                        During the period from the Tender Offer Funding Date to the date of the US Holdings Merger, the LIBOR Margin and the US Base Rate Margin in effect will be increased by
                        12.5 bps and, in addition, during the Tranche A Extension Period, the LIBOR Margin and US Base Rate Margin in effect with respect to Tranche A will be increased by 25.0 bps.

                                                                    Confidential

                                  APPENDIX III

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                               FINANCIAL COVENANTS
                              INFORMATION COVENANTS

--------------------------------------------------------------------------------

                              AFFIRMATIVE COVENANTS

Each loan party shall and, in the case of paragraphs (b), (c), (d), (e), (f),
(g), (j) and (k) below, shall cause each of its subsidiaries that is a restricted entity to:

(a) punctually pay all amounts due at the times and places, and in the manner specified,

(b) preserve and maintain its corporate or other existence and, if applicable, all of its other franchises, licenses, rights, privileges, consents and approvals, except as otherwise permitted hereunder and except to the extent that the failure to comply with this provision could not reasonably be expected to have a Material Adverse Effect,

(c) conduct its business in a proper and efficient manner in accordance with normal industry standards, keep proper books or records and accounts, and preserve, protect and obtain all intellectual property, and preserve and maintain in good repair, working order and condition all other properties, used or useful in the conduct of its business, and obtain and maintain all licenses, permits and regulatory approvals required for the operations of its business, except to the extent that the failure to comply with this provision could not reasonably be expected to have a Material Adverse Effect,

(d) comply with applicable law, including without limitation, ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 of the United States of America and all environmental laws and obtain and maintain all necessary environmental permits, except to the extent that the failure to comply with this provision could not reasonably be expected to have a Material Adverse Effect,

(e) pay or discharge when due all taxes and all liabilities that might become or result in a lien on any of its properties, except to the extent that the failure to comply with this provision could not reasonably be expected to have a Material Adverse Effect,

(f) take all action and obtain and maintain all consents and governmental approvals required so that its obligations under the loan documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms,

(g) maintain insurance with such financially sound, independent and reputable insurance companies, against at least such risks and in at least such amounts as is customarily

                                                                    Confidential

      maintained by similar businesses, duly and punctually pay or cause to be paid the premiums and other sums of money payable in connection therewith and promptly deliver to the Administrative Agent from time to time upon reasonable request evidence of such insurance coverage,

(h) use all funds advanced under the Credit Facilities for the purposes specified under the headings "Purpose" and "Availability",

(i) maintain the Guarantee Agreement in full force and effect and not terminate or attempt to terminate any Guarantee Agreement until the full, final and indefeasible payment and termination of the Credit Facilities,

(j) keep under review its operations with a view of assessing its computer systems consisting of hardware, software and business application systems containing embedded microchips, and take such reasonable measures to ensure that its computer systems which are critical to its operations will be millennium compliant by November 30, 1999, and will continue to properly function on and after December 31, 1999 provided that the effectiveness of these measures is contingent on Year 2000 compliance of suppliers, customers and other third parties dealing with the Company and its related companies, including its Subsidiaries,

(k) comply with environmental laws, except where non compliance could not reasonably be expected to have a Material Adverse Effect, and indemnify the Arrangers and Lenders in respect of any environmental claim (to be expanded in the Credit Agreement), and

(l) take all action necessary to maintain that all (i) intercompany advances made by Borrower and QPI LLC to repay Target's indebtedness owing under its existing bank credit agreement shall, after the Merger, rank senior to the indebtedness evidenced by the Convertible Notes and the Subordinated Notes and (ii) indebtedness evidenced by the Convertible Notes and the Subordinated Notes shall, after the US Holdings Merger, rank pari passu or junior to all amounts outstanding under the Credit Facilities and all obligations under the Guarantee Agreement.

The Company Shall:

(a) cause each of S&P and Moody's to review, on a continuing basis, the credit rating given to the Company (with any change in the credit rating given to the Company by either S&P or Moody's, to be notified by the Company to the Administrative Agent in accordance with the Credit Agreement),

(b)   after the consummation of the Tender Offer, use its commercially reasonable best efforts to cause Target to (i) comply in all material respects with all of its material obligations under the Merger Agreement and (ii) maintain in full force and effect until the earlier of
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                                                                    Confidential

      one year after the date of consummation of the Merger and (if the aggregate amount of the Commitments of the Arrangers is then less than US$675,000,000) the occurrence of the US Holdings Merger, Target's existing accounts receivable securitization program on substantially the same terms and conditions and in the same amounts as are in effect as of the date of execution of the Merger Agreement, provided, if the aggregate amount of the Commitments of the Arrangers is greater than US$675,000,000, then the amount of the securitization program may not exceed US$400,000,000,

(c) after consummation of the Tender Offer, cause the consummation of the Merger in accordance with the Merger Agreement and all applicable requirements of law as promptly as practicable,

(d) after the consummation of the Merger, promptly cause the deregistration and the delisting of the Shares,

(e) prior to the consummation of the Merger, cause US Holdings to take such action as necessary to cause the amount of proceeds of Loans that have been lent to Acquisition Sub to equal 75% of the maximum amount of the Restricted Payments permitted under and as defined in Section 4.8 of the 7 3/4% Indenture and the 8 3/8% Indenture and otherwise in compliance with the terms of such Indentures to the extent such maximum amount is at least US$100,000,000. If such maximum amount is less than US$100,000,000, then the amount of the proceeds of Loans lent to Acquisition Sub may be zero, and

(f) (i) on a date not less than three business days prior to the Merger Date and on each date that the officer's certificate referred to in paragraph
      (c) of the Information Covenants is required to be delivered, deliver or cause US Holdings to deliver to the Administrative Agent for each Lender an officer's certificate setting forth in reasonable detail the calculation of the maximum amount of Restricted Payments permitted under and as defined in Section 4.8 of the 7 3/4% Indenture and the 8 3/8% Indenture and demonstrating compliance therewith and, in addition, otherwise confirming compliance with the other negative covenants of such Indentures and (ii) not less than three business days prior to the Merger Date, deliver or cause US Holdings to deliver to the Administrative Agent for each Lender an unqualified opinion of Arnold & Porter that no breach or default has occurred under any of the Existing Indentures as a result of the loans to be made by US Holdings to Acquisition Sub described in paragraph (e) above or the repayment of any thereof.
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                               NEGATIVE COVENANTS

Each Loan Party shall:

(a) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, at any time, assume, create, incur or suffer to exist any lien upon any of its property, rights, revenues or assets, whether now owned or hereafter acquired or upon any income or profits therefrom, except that the Company and the Restricted Entities (other than, prior to consummation of the Merger, Acquisition
      Sub) may create, incur, assume or suffer to exist (i) Permitted Encumbrances, (ii) liens securing intercompany loans or advances amongst the Loan Parties and the Restricted Entities and (iii) other liens where the aggregate amount secured thereby does not exceed 10% of the Company's Equity,

(b) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, except as permitted under paragraph (e) below convey, sell, alienate, assign, lease, license, transfer or otherwise dispose of the whole or any substantial portion of its property or assets or any interest therein, whether now owned or possessed or hereafter acquired or possessed, or enter into any sale and leaseback transaction with respect to such property or assets, in each case if a Material Adverse Effect could result therefrom or could exist immediately after the relevant transaction,

(c) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, make or acquire any loan or investment in Non-Restricted Entities or permit any loan or investment from such Loan Party or any of its Subsidiaries which is a Restricted Entity to be outstanding, directly or indirectly, in Non-Restricted Entities in aggregate amounts exceeding a sum equivalent to 20% of the Company's Equity at any time, excluding transactions (including accounts receivable) in the ordinary course of business with a term of less than 90 days,

(d) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, permit any of the Operating Restricted Entities to incur, assume, create or become in any way liable for any Indebtedness (except for intercompany loans raised from a Loan Party or a Restricted Entity) in an amount exceeding, in the aggregate, prior to the Merger Date, 15% and thereafter, until the consummation of the US Holdings Merger, 10% and after the US Holdings Merger, 15%
      (assuming compliance with paragraph (l) of the Affirmative Covenants) of the Company's Equity, excluding the Indebtedness evidenced by the Subordinated Notes and the Convertible Notes and the existing
      Indebtedness, identified in Schedule 11.2.4 to the Existing QPI Facility, of Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries, except that this restriction shall not apply, following an acquisition of a newly-acquired Subsidiary of the Company which will be an Operating Restricted Entity ("New Operating Restricted Entity") to the extent that the Indebtedness of such New Operating Restricted Entity ("Acquired Indebtedness") is repaid or otherwise extinguished within 180 days of the date such New
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                                                                    Confidential

      Operating Restricted Entity is so acquired and provided further that such Acquired Indebtedness was not incurred in contemplation of such acquisition,

(e) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, wind-up, liquidate or dissolve its business, affairs or assets or enter into any transaction of reorganization, amalgamation, merger or consolidation, or convey, sell, lease or otherwise dispose of all or any substantial part of its business, property or assets (or agree to do any of the foregoing at any future time) except (i) as permitted under paragraph (b) above, (ii) that any Restricted Entity, other than a Loan Party, may effect any of the foregoing transactions if the transaction could not reasonably be expected to have a Material Adverse Effect and (iii) that any of the Loan Parties may merge into or convey, lease or transfer all or substantially all of its assets to any Person, provided that, immediately after giving effect to the transaction, no event or circumstance shall have occurred and be continuing which constitutes a default or Event of Default and that (i) the resulting entity or the Person which acquires such assets is bound by the provisions of the Loan Documents to which such Loan Party is a party by operation of law or pursuant to an agreement in form and substance satisfactory to the Administrative Agent and (ii) the Lenders receive an opinion of counsel to the Company acceptable to them confirming that the resulting entity or the Person which acquires such assets is bound by the relevant Loan Documents,

(f) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of the Company or any Restricted Entity to (i) pay or make the maximum dividends permitted by law to its parent entity, (ii) pay any obligation owed to the Company or any Restricted Entity, (iii) make any loans or advances to or investments in the Company or in any Restricted Entity, (iv) transfer any of its property or assets to the Company or any Restricted Entity or (v) create any lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that the covenant contained in this paragraph (f) shall not apply to (a) Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries and (b) any other Restricted Entity (other than a Loan Party), whose assets, singly or when taken together with the assets of all Restricted Entities (other than a Loan Party) subject to such restrictions, do not exceed at any time 10 % of the consolidated assets of the Company, as determined in accordance with GAAP, and (c) the Target and its Subsidiaries, when it becomes a Restricted Entity, with respect to any restriction contained in Sections
      4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets), 4.11 (Transactions with Affiliates), 4.12 (Limitations on Liens), 4.13 (Investments in Unrestricted Subsidiaries) and 4.15 (Limitation on Other Subordinated Indebtedness) of the 7 3/4% Indenture and the 8 3/8% Indenture,

(g) not use the Credit Facilities or any proceeds of borrowings thereunder (i) to make an
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                                                                    Confidential

      acquisition or an investment in any newly-acquired Subsidiary unless such transaction is uncontested and approved by the board of directors of such Person, or (ii) to purchase or carry, reduce, retire or refinance any credit incurred to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock (other than the purchase of the Shares pursuant to the Tender Offer),

(h) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, make any change whereby the nature of the business carried on by the Company and the Restricted Entities (taken as a whole) would be materially altered from that carried on as of the Formal Date (as defined in the Existing QPI Facility), and

(i) not, nor will it allow any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, acquire or enter into any Hedge Agreement except, as bona fide hedges and not for speculative purposes, other than such speculative hedge agreements to which the Target is a party as of the Tender Offer Funding Date which such speculative hedge agreements shall be terminated as soon as commercially practicable.

Notwithstanding anything contained herein, prior to the consummation of the Merger, the Company will not allow Acquisition Sub to (i) carry on any business or activity unrelated to the consummation of the Tender Offer and Merger or (ii) incur, assume, create, suffer to exist or become in any way liable for any Indebtedness other than intercompany Indebtedness to US Holdings related to the consummation of the Tender Offer and the Merger.

                                                                    Confidential

                              FINANCIAL COVENANTS

The Company shall not:

(a) permit the ratio of the consolidated EBITDA of the Company to the consolidated interest expense of the Company to be less than 3.50 to 1.00 for any period of four consecutive fiscal quarters of the Company, starting with the period of four quarters ending on June 30, 1999;

(b) permit the ratio of the Company's Debt to the Company's Capitalization to exceed (i) 70% from the Tender Offer Funding Date until the Merger Date,
      (ii) 65% after the Merger Date until December 31, 1999, (iii) 60% from January 1, 2000 until December 31, 2000 and (iv) 55% after December 31, 2000, in each case, on the basis of calculations made at the end of each fiscal quarter, starting with the quarter ending June 30, 1999; or

(c) permit the ratio of the Company's Debt to consolidated EBITDA to exceed, for any period of four consecutive fiscal quarters of the Company, starting with the period of four quarters ending on the last day of the quarter which includes the Tender Offer Funding Date, (i) 4.00 to 1.00 from the Tender Offer Funding Date until the Merger Date, (ii) 3.75 to
      1.00 after the Merger Date until December 31, 2000, and (iii) 3.00 to 1.00 after December 31, 2000, until Tranche A and Tranche C have been paid in full and cancelled and the ratio of the Company's Debt to the Company's Capitalization is less than 55% at the end of any fiscal quarter ending after the date of such repayment and cancellation.

                                                                    Confidential

                              INFORMATION COVENANTS

(Note: In the final loan documentation, the following provisions may be inserted in the general representation and warranty section, in the general covenants section or in the Guarantee Agreement, as applicable).

The Company shall furnish to the Administrative Agent in a sufficient number of copies for distribution to each of the lenders:

(a) Quarterly Financial Statements. As soon as practicable and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, commencing with the quarterly period ending June 30, 1999, the consolidated balance sheet of the Company and the related consolidated statements of income, retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, subject to normal year-end auditing adjustments.

(b) Year-End Financial Statements; Accountants' Certificate. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1999:

      (i) the consolidated balance sheet of the Company as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year; and

      (ii) an audit report of KPMG, or any one of the 5 largest firms of accountants nationally recognized in the United States of America or in Canada, as the case may be, which report shall include an opinion of such auditors which opinion shall not be qualified and shall state that such financial statements were prepared in accordance with generally accepted accounting principles in effect in Canada and that the audit by such auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards.

(c) Officer's Certificate as to Financial Statements and Defaults. At the time that financial statements are furnished, a certificate of compliance of the chief executive officer, chief financial officer or treasurer of the Company, in a form acceptable to the Arrangers, with the information specified thereon being true and correct in all material respects as of the date the certificate is delivered to the Administrative Agent.

(Note: the certificate of compliance will confirm accuracy of financial statements, absence of contingent liabilities and anticipated loss having material adverse effect, the calculations of financial ratios, absence of defaults, the list of Restricted Entities (list of Restricted Entities to be provided annually only) and Non-Restricted Entities, the investments therein by the Company and the indebtedness of the Restricted Entities.)

                                                                    Confidential

(d)   Reports and Filings.

      (i) promptly upon receipt thereof, (y) copies of all material special audits, opinions or other material reports, if any, submitted to any Loan Party by its independent certified public accountants in their capacity as auditors of such Loan Party, and (z) copies of all notices, confirmation, reports or other instruments issued to any Loan Party by either or both S&P and Moody's, as the case may be, and

      (ii) promptly upon transmission thereof, copies of all such financial statements and reports as the Company shall send to its stockholders, copies of all material information made publicly available by any Loan Party and copies of all registration statements, annual information forms, regular or periodic reports, prospectus, offering circulars or similar materials filed by any Loan Party with any securities exchange, securities commission or similar governmental authority or commission, other than filings made with state regulatory authorities in connection with shareholdings by employees of the Company or Restricted Entities.

(e) Requested Information. From time to time and promptly upon request of any Lender, such information regarding the loan documents to which a Loan Party is a party, or the loans, the business, assets, liabilities, financial condition, results of operations or business prospects of a Loan Party as such Lender may reasonably request, in each case in form and substance and certified in a manner satisfactory to the requesting Lender.

(f) Notice of Defaults, Material Adverse Changes and Other Matters. Promptly and in any event within (i) one business day after a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in clause (A) hereof, (ii) three business days after the date a Loan Party obtains knowledge or should have obtained knowledge of any event or conditions specified in clause (E) hereof and (iii) five business days after a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in clauses (B), (C), (D) and
      (F) hereof, notice of:

      (A)   any default,

      (B) any change in the name of, or, any amendment of the certificate of incorporation or by-laws of any Loan Party,

      (C) the commencement of, or the occurrence or non-occurrence of any change or event relating to, any action, suit or proceeding that would cause the representation and warranty relating to the absence of litigation to be incorrect if made at such time,
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                                                                    Confidential

      (D) the occurrence or non-occurrence of any change or event that would cause the representation and warranty relating to the absence of adverse change to be incorrect if made at such time,

      (E) any change in the S&P/Moody's credit rating which would result in an increase of any of the margins, and

      (F) any event or condition relating to ERISA, whether or not such event or condition shall constitute an Event of Default.

(g) Environmental Matters. Promptly and in any event within five business days after the existence of any of the following conditions, a certificate of the chief executive officer, chief financial officer, treasurer or other responsible officer of the Company specifying in detail the nature of such condition and the Company's or the relevant Restricted Entity's or their respective environmental affiliate's proposed response thereto:

      (i) the receipt by the Company or any Restricted Entity or any of their respective environmental affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any Restricted Entity or any environmental affiliate thereof is not in compliance with applicable environmental laws,

      (ii) the Company or any Restricted Entity or any of their respective environmental affiliates shall obtain actual knowledge that there exists any environment claim pending or threatened against the Company or any Restricted Entity or such environmental affiliate, or

      (iii) any release, emission, discharge or disposal of any material of environmental concern that could form the basis of any environmental claim against the Company or any Restricted Entity or any of their respective environment affiliates, in each case of clauses (i), (ii) and (iii) above to the extent that any such non-compliance, environmental claim or release, emission, discharge or disposal, either singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on the Company and the Restricted Entities taken as a whole.

(h) Budget. No later than on the 60th day following the commencement of each fiscal year of the Company, commencing with the 2000 fiscal year, a summary consolidated budget including a yearly statement of earnings, cash flows and a year-end consolidated balance sheet.

Accuracy of Financial Statements and Information.

                                                                    Confidential

(a) Historical Financial Statements. The Company hereby represents and warrants that (i) the consolidated financial statements of the Company for the 1998 fiscal year provided to the Administrative Agent and the Lenders prior to the date of the Loan Documents are complete and correct and present fairly, in accordance with generally accepted accounting principles in Canada, the consolidated financial position of the Company and its Subsidiaries at their respective dates and the consolidated results of operations, retained earnings and, as applicable, changes in financial position or cash flows of the Company, for the respective periods to which such statements relate, and (ii) except as disclosed or reflected in such financial statements, as at December 31, 1998, neither the Company nor any Restricted Entities had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on the Company and the Restricted Entities taken as a whole.

(b) Future Financial Statements. The financial statements delivered to the Lenders shall be completed and correct and present fairly, in accordance with generally accepted accounting principles (except for changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Company's then current independent certified public accountants), the consolidated financial position of the Company as at their respective dates and the consolidated results of operations, retained earnings and cash flows of the Company, for the respective periods to which such statements relate, and the furnishing of the same to the Lenders shall constitute a representation and warranty by the Company made on the date the same are furnished to the Lenders to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, the Company nor any of the Restricted Entities had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on the Company and the Restricted Entities taken as a whole.

Additional Covenants Relating to Disclosure.

Each Loan Party further agrees that it will, and will cause each of its Subsidiaries which is a Restricted Entity to, permit the Administrative Agent and any person designated in writing from time to time by the Administrative Agent, at the Loan Parties' expense, to have the right, on reasonable written notice and at such reasonable time or times as will not interfere with the normal operations of the Loan Party or such Subsidiaries, to visit and inspect any of the properties of such Loan Party and such Subsidiaries and to discuss the affairs, finances and accounts of the Loan Party or such Subsidiaries with their respective officers; and that the Administrative Agent, its representatives and its independent accountants shall also have the right to examine the books of account, records, reports and other documents of the Loan Parties and such Subsidiaries, all at such reasonable time or times as will not interfere with the normal operation of the Loan Parties and such Subsidiaries.

                                                                    Confidential

                                   APPENDIX IV

                                EVENTS OF DEFAULT

Those customarily found in the Arrangers' credit agreements for acquisition financings and others appropriate in the judgment of the Arrangers, including, without limitation, the following:

(a) Payment Default. any payment of principal or of interest on any of the loans or of fees or any other amounts owing under the Loan Documents shall not be made when and as due (whether at maturity, by reason of notice of repayment or acceleration or otherwise) and in accordance with the terms of the Credit Agreement and, except in the case of payments of principal, such failure shall continue for three business days;

(b) Representation and Warranty. any representation and warranty made by any Loan Party in any of the Loan Documents or any certificate or other document delivered pursuant thereto shall at any time prove to have been materially incorrect or misleading in any material respect when made or deemed to have been made;

(c)   Other Breaches.

      any Loan Party shall default in the performance or observance of:

      (i)   any term, covenant, condition or agreement contained in paragraph
            (b) (insofar as such paragraph requires the preservation of the corporate existence of any Loan Party), (f), (g) and (h) under Affirmative Covenants, and such default, if capable of being remedied, shall continue unremedied for a period of ten business days after the earlier of the date on which (y) such Loan Party shall have actual knowledge of such default and (z) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured; or,

      (ii) any term, covenant, condition or agreement contained in the Credit Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Appendix specifically dealt with) and such default, if capable of being remedied, shall continue unremedied for a period of 30 days after the earlier of the date on which (y) such Loan Party shall have actual knowledge of such default and (z) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured;

(d)   Cross-Default.

      (i) with respect to any Indebtedness of a Loan Party or any other Restricted Entity

                                                                    Confidential

            (other than under the Credit Facilities and Non-Recourse Indebtedness) in the aggregate outstanding principal amount of US$25,000,000,

      (A) failure to pay, in accordance with its terms and when due and payable (subject to any applicable grace period), any of the principal or interest of such Indebtedness, or any such Indebtedness shall, in whole or in part, have been required to be repaid prior to the stated maturity thereof, in accordance with the provision of any agreement evidencing, providing for the creation of or concerning such Indebtedness, or

      (B) (1) any event shall have occurred and be continuing that accelerates such maturity or requires such repayment or permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such repayment, and said holder or holders, trustee or agent, acting on behalf of such holder or holders have accelerated said maturity or required such repayment and (2) if the agreement evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period,

      (ii)  any default by any Loan Party under the Guarantee Agreement, and

      (iii) any Event of Default under (and as defined in) (A) the Existing QPI Facility, or (B) after the Tender Offer Funding Date, any of the Existing Indentures;

      provided further that no Event of Default shall be deemed to have occurred if the failure to pay or perform under the relevant agreement is waived, rescinded or annulled in writing by the relevant creditor(s).

(e)   Bankruptcy.

      (i) Voluntary. the Borrower, any Guarantor or any Restricted Entity shall (A) commence any proceedings (including a notice of intention or a proposal under the Bankruptcy and Insolvency Act (Canada) and an application for a compromise or arrangement under the Companies' Creditors Arrangement Act (Canada) or any successor or equivalent legislations) or a voluntary case under the US Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner an order for relief or any petition filed against it in any proceedings or involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail

                                                                    Confidential

            to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing;

      (ii) Involuntary. (A) any proceedings or case shall be commenced against the Borrower, any Guarantor or any Restricted Entity or all or a substantial part of the property of the Borrower, any Guarantor or any Restricted Entity seeking (1) relief under the laws referred to in paragraph (i) above (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or
            (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any Guarantor or any Restricted Entity, and such proceedings or case shall continue undismissed and unstayed for a period of 45 days, or (B) an order granting the relief requested in such proceedings or case against the Borrower, any Guarantor or any Restricted Entity shall be made, granted or entered;

      provided, however, in the case of any Restricted Entity other than the Borrower or any Guarantor, that the foregoing circumstances or events have a Material Adverse Effect;

(f) Judgments. a final judgment or order shall be entered against the Borrower or any Guarantor or Restricted Entity by any court, and (i) in the case of a judgment or order for the payment of money, (A) such judgment or order shall be for the payment of money in excess of US$25,000,000 (to the extent not fully covered by valid and collectible insurance provided by solvent, unaffiliated insurers) and (B) either (y) such judgment or order shall continue undischarged and unstayed for a period of 60 days or (z) enforcement proceedings shall have been commenced upon such judgment or order, and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, together with all other such judgments or orders, have a Materially Adverse Effect on the Company and the Restricted Entities taken as a whole;

(g) ERISA. (i) any termination event shall occur with respect to any Benefit Plan of the Borrower or any US Guarantor or Restricted Entity or any of their respective ERISA affiliates, (ii) any accumulated funding deficiency (as defined in section 302 of ERISA) shall exist at any time with respect to any such Benefit Plan in an amount in excess of an amount equivalent to 4% of the Company's Equity at such time, (iii) any Person shall engage in any prohibited transaction involving any such Benefit Plan, (iv) the Borrower or any US Guarantor or Restricted Entity or any of its ERISA affiliates shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a multiemployer Benefit Plan as a result of such Person's

                                                                    Confidential

      complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (v) the Borrower or any US Guarantor or Restricted Entity or any of its ERISA affiliates shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower or any US Guarantor or Restricted Entity or any of its ERISA affiliates to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Majority Lenders will not subject, the Borrower or any US Guarantor or Restricted Entity to aggregate liabilities, at any time, that exceed an amount equivalent to 4% of the Company's Equity at such time;

(h) Invalidity or Unenforceability. a court of competent jurisdiction shall render a judgment or order, or any law, ordinance, decree or regulation shall be enacted, the effect of which is to render any material provision of the Loan Documents invalid, not binding or unenforceable or any Loan Document shall cease to be in full force and effect and valid and enforceable, provided that if such matter is (in the opinion of the Administrative Agent) capable of being remedied, the Borrower shall have failed, within 30 days thereafter to furnish or cause to be furnished to the Lenders replacement documents evidencing and, where applicable, securing the Indebtedness under the Loan Documents which are adequate in the opinion of the Administrative Agent, or if any Loan Party gives notice of termination of, or otherwise attempts to terminate or deny its liability under a Loan Document;

(i) Environmental Claims. the Borrower, any Guarantor or Restricted Entity or any environmental affiliate thereof shall have failed to obtain any environmental approval necessary for the management, use, control, ownership or operation of its business, property or assets or any such environmental approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could reasonably be expected to have a Materially Adverse Effect on the Company and the Restricted Entities, taken as a whole; and

(j) Material Adverse Effect. an event or circumstance shall exist which has a Material Adverse Effect.

                                  CONFIDENTIAL

                      QUEBECOR PRINTING (USA) HOLDINGS INC.

                                [GRAPHIC OMITTED]

                              ONE STEP TRANSACTION

                              SUMMARY OF PRINCIPAL
                              TERMS AND CONDITIONS

                                US$1,250,000,000
                                credit facilities

                                [GRAPHIC OMITTED]

                               as of July 12, 1999

                                                                    Confidential

                                                                    Confidential

                      QUEBECOR PRINTING (USA) HOLDINGS INC.

                    Summary of Principal Terms and Conditions

 (Definitions of certain capitalized terms used herein are found in Appendix I)

Transaction
Description:            The Credit Facilities are for the purpose of providing
                        funding to Quebecor Printing Inc. (the "Company") for the purpose of acquiring World Color Press, Inc., a Delaware corporation (the "Target"), in a one-step transaction, and related purposes. The acquisition of the Target will be made by a merger of Printing
                        Acquisition Inc., a newly formed, indirectly wholly owned Subsidiary of the Company ("Acquisition Sub"), with the Target (the "Merger"). The consideration paid to the existing stockholders of the Target for their shares of common stock ("Shares") upon the consummation of the Merger will be a combination of US$22.00 in cash
                        (the "Cash Portion Per Share") and .6311 shares of common stock of the Company per Share. The aggregate cash consideration paid for Shares in the Merger
                        (including any stock repurchase and payments in respect of the cancellation of stock options) shall not exceed
                        US$890,000,000 in any event. The Merger shall be pursuant to an Agreement and Plan of Merger, dated as of July 12, 1999, among the Company, Acquisition Sub and the Target (the "Merger Agreement") and a Tender, Voting and Option Agreement, dated as of July 12, 1999, among the Company and KKR Associates ("KKR"), certain investment partnerships controlled by KKR and certain management stockholders of Target owning approximately
                        24.5% of the Shares in the aggregate (the "Tender, Voting and Option Agreement").

Borrower:               Quebecor Printing (USA) Holdings Inc. ("US Holdings"), a
                        Delaware corporation and an indirectly wholly owned
                        Subsidiary of the Company.

Guarantors:             Each of the Company and Quebecor Printing Holding
                        Company, a Delaware corporation ("QPHC") will provide an unconditional joint and several guarantee of the obligations under the Credit Facilities, to the fullest extent permitted by applicable law (the "Guarantee
                        Agreement").

Loan Parties:           The Borrower together with the Guarantors.

Lead Arranger and
Administrative
Agent:                  Royal Bank of Canada or any of its affiliates.

Co-Syndication
Agents: Bank of America Canada, Bank of Montreal and Canadian Imperial Bank of Commerce or any of their respective affiliates.

Arrangers:              Lead Arranger and Co-Syndication Agents.

Arrangers'
Commitments:            The Arrangers will each commit US$312,500,000.

                                                                    Confidential

Lenders: The Arrangers and a group of financial institutions (all being resident in the US or in other non-withholding tax jurisdictions) to be agreed to by the Arrangers in consultation with the Company.

Credit Facilities:      US$1,250,000,000.

Purpose: All proceeds (a) to be loaned or funded by Borrower to Acquisition Sub to finance the acquisition of the Target pursuant to the Merger, to pay transaction and restructuring costs and to be available for general corporate purposes and (b) to be loaned by Borrower to Target to repay indebtedness owing under Target's existing bank credit agreement and to pay the purchase price of any Convertible Notes tendered for purchase.

Availability:           Tranche A: US$650,000,000 as a single draw term loan to
                        be drawn on the Merger Funding Date and payable in full on September 8, 2000, except if a second request for additional information is made by either the Federal
                        Trade Commission or the Department of Justice with respect to HSR, on the earlier of the first anniversary of the Merger Funding Date and December 8, 2000;
                        provided that US$300,000,000 may be extended at Borrower's option for a 1-year term payable in full on September 8, 2001, the second anniversary of the Merger
                        Funding Date or December 8, 2001, as the case may be ("Tranche A Extension Period").

                        Tranche B: US$450,000,000 (US$100,000,000 of which shall
                        be used to repay indebtedness owing under Target's existing bank credit agreement) as a three (3) year revolving credit facility payable in full at maturity.

                        Tranche C: US$150,000,000 (which shall be used to purchase the Convertible Notes) as a 364-day non-revolving credit facility to be drawn within 120 days after the Merger Funding Date and payable in full at maturity.

                        The maximum aggregate amount available under both Tranche A and B to finance the acquisition of the Shares (including any stock repurchase and payments in respect of the cancellation of stock options) pursuant to the Merger shall not exceed US$890,000,000.

Borrowing Options:      US Libor and US Base Rate.

Fees and Interest
Rates:                  As set forth in Appendix II.

Conversion:             A borrowing may be converted into another basis of
                        borrowing provided that Libor Loans may only be converted on their respective maturity dates and the minimum amounts required for an original borrowing are met.

Prepayment or
Cancellation:           The Borrower shall first prepay Tranche C and then
                        Tranche A in amount(s) equal to all net cash proceeds from Capital Market Transactions.

                                                                    Confidential

                        The Borrower may prepay and/or cancel undrawn portions of the Credit Facilities without penalty upon five (5) business days prior written notice to the Administrative Agent, and in minimum amounts of US$10 million or any integral multiple of US$1 million in excess thereof. Amounts cancelled may not be reinstated.

                        The Borrower shall reimburse each Lender for any loss, cost or expense (including without limitation the cost to each Lender of redeploying funds obtained to fund or maintain outstanding Libor Loans) incurred in respect of outstanding Libor Loans as a result of the prepayment of all or any portion thereof prior to the expiry of a related Libor interest period.

Documentation:          The Credit Facilities shall be subject to the
                        negotiation, execution and delivery of loan documentation* satisfactory to all parties thereto. The terms and conditions of such loan documentation shall contain clauses customary to these types of facilities and will include, without limitation, conditions precedent, representations and warranties, affirmative and negative covenants, including negative pledge and pari passu clauses, protective covenants, standard illegality, increased cost and yield protection provisions and events of default.

                        The negotiation, execution and delivery of the Guarantee Agreement shall be satisfactory to all parties thereto in form and substance.

Security:               The Credit Facilities and the Guarantee Agreement are
                        unsecured and all amounts outstanding under the Credit
                        Facilities and Guarantee Agreement shall rank pari passu with each Loan Party's other unsecured and unsubordinated indebtedness.

Merger Funding Date:    The date of the initial funding of the Credit
                        Facilities, which shall not be later than January 31, 2000.

Conditions
Precedent to
Initial Funding of
the Credit
Facilities:             The following conditions shall have been satisfied prior
                        to, or concurrently with, the initial funding of Credit
                        Facilities:

----------
*     Including one or more Credit Agreements.

                                                                    Confidential

                        (a) The Company, Acquisition Sub and the Target shall have entered into the Merger Agreement, which has been received by the Arrangers, and the Merger Agreement shall have been approved by all necessary corporate action of the Company, Acquisition Sub and the Target. None of the terms of the Merger Agreement shall have been amended, waived or modified without the approval of the Arrangers and the Lenders (other than non-material amendments, waivers or modifications to such terms (other than the conditions to consummation of the Merger) that do not in the aggregate materially affect the interests of the Arrangers and the Lenders in the Credit Facilities or the likelihood of consummation of the Merger ("Non-Material Changes")), and there shall not have occurred or exist any material breach or default thereunder. The representations and warranties contained in the Merger Agreement shall be true and correct in all material respects. All documentation relating to the Merger shall be in form and substance satisfactory to the Arrangers and the Lenders.

                        (b) The Merger Agreement shall have been approved by the vote of stockholders owning a Minimum Number of Shares, all required approvals by stockholders of the Company, Acquisition Sub and Target in connection therewith shall have been obtained, and the Merger shall have been duly consummated in compliance with all applicable laws and in accordance with the Merger Agreement.

                        (c) The Company and KKR, certain investment partnerships controlled by KKR and certain management stockholders of Target owning approximately 24.5% of the Shares in the aggregate shall have entered into the Tender, Voting and Option Agreement, which has been received by the Arrangers. None of the terms of the Tender, Voting and Option Agreement shall have been amended, waived or modified without the approval of the Arrangers and the Lenders (other than Non-Material Changes), and there shall not have occurred or exist any material breach or default thereunder.

                        (d) The Company, Borrower and Acquisition Sub collectively shall have cash or cash equivalents on hand sufficient to pay an amount within the range of Target's reasonable possible liability with respect to any exercise of dissenters' rights as to the Merger.

                                                                    Confidential

                        (e) All governmental and third party consents and approvals necessary in connection with the Merger and the related financings shall have been obtained (without the imposition of any conditions that are not acceptable to the Arrangers and the Lenders) and shall remain in effect, and all applicable waiting periods (including any required for HSR antitrust clearance) shall have expired or been earlier terminated without, in any such case, any action having been taken or agreed to by the Company, Borrower, Acquisition Sub and/or Target or having been required by any Canadian, US or foreign governmental authority which has resulted in or which could reasonably be expected to result in a Material Adverse Effect (assuming for these purposes that Target is a Restricted Entity) and no law or regulation shall be applicable in the judgment of the Arrangers or the Lenders that restrains, prevents or imposes materially adverse conditions upon the Merger or any related transaction. The Company shall have received all consents required for entering into the Merger Agreement and for the consummation of the transactions contemplated thereby, and Quebecor Inc. and Caisse de depot et placement du Quebec shall have delivered a written consent to approve the Merger Agreement and the consummation of the transactions contemplated thereby (including the issuance of Company stock pursuant to the Merger). The Merger shall not be subject to the restrictions imposed by Section 203 of the Delaware General Corporation Law or any other state or foreign takeover statute.

                                                                    Confidential

                        (f)   Except with respect to actions, suits,
                              investigations, litigation or proceedings of the Company, the Target and their respective Subsidiaries disclosed in the most recent Forms 10-K issued by the Company and the Target and the Forms 10-Q issued subsequent to such Forms 10-K prior to the date of the Arrangement Letter (the "Public Information") and in the disclosure schedules to the Merger Agreement (the "Merger Disclosure") (the "Existing Actions"), there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) has or could reasonably be expected to have a material adverse effect on business, condition (financial or other), operations, performance or properties of (A) the Company and its Subsidiaries taken as a whole (other than the Target and its Subsidiaries) and
                              (B) the Target and its Subsidiaries taken as a whole or (ii) enjoins, seeks to enjoin, delays the consummation of, or imposes material adverse conditions on, the Merger or any transaction contemplated thereby or (iii) could reasonably be expected to have a Material Adverse Effect on the Credit Facilities or a material adverse effect on the Tender, Voting and Option Agreement. There has occurred no change or development in the Existing Actions from that disclosed in the Public Information or the Merger Disclosure, which change or development, when aggregated with all such changes or developments, has or could reasonably be expected to have the consequences referred to in the preceding sentence.

                        (g) All documentation evidencing the Credit Facilities (the "Loan Documents") shall have been completed in form and substance satisfactory to the Arrangers and the Lenders and duly executed by each Loan Party.

                        (h) Concurrently with the Merger, QPI LLC shall advance to Target an amount which together with the US$100,000,000 loan made by US Holdings to Target from proceeds drawn under Tranche B shall be used to repay, concurrently with the initial funding of the Credit Facilities, indebtedness of the Target owing under Target's existing bank credit agreement and the credit facilities thereunder shall be concurrently cancelled.

                        (i) The Arrangers and the Lenders shall have received a copy of the fairness opinion received by the Target relating to the Merger.

                        (j) All capital stock of Borrower and Acquisition Sub shall be owned directly or indirectly by the Company free and clear of any lien, charge or encumbrance.

                                                                    Confidential

                        (k) There shall have occurred no Material Adverse Change with respect to the Company (excluding the Target and its Subsidiaries) or the Target since March 31, 1999.

                        (l) The Administrative Agent shall have received for each Lender (i) satisfactory opinions of counsel to the Borrower, counsel to Acquisition Sub and counsel to the Guarantors as to the transactions contemplated hereby (including, without limitation, compliance with all applicable laws and regulations, including all applicable requirements and regulations of the Board of Governors of the Federal Reserve System (including Regulations T, U and X thereunder) and no breach of, or default under, agreements for borrowed money in a principal amount of US$20,000,000 or more, including the Existing Indentures and (ii) such charter documents, corporate resolutions, certificates and other documents as the Administrative Agent shall reasonably request, including, without limitation, a certificate of insurance, an officer's compliance certificate regarding, inter alia, financial statements, defaults, no breach of or default under Existing Indentures, and a listing of all actions, suits, arbitration proceedings pending or, to the best knowledge of the Company, threatened involving any of the Loan Parties, which, separately, represents an exposure in excess of US$6,500,000 as reasonably determined by the Company.

                        (m) There shall exist no default under any of the Loan Documents, and the representations and warranties of the Loan Parties therein shall be true and correct immediately prior to, and after giving effect to, funding.

                        (n) All accrued reasonable fees and expenses of the Arrangers (including the fees and expenses of counsel to the Arrangers and the Administrative Agent, if any) shall have been paid.

                        (o) S&P, through its rating evaluation service, shall have issued a definitive rating of BBB- (or higher) for the senior unsecured long-term indebtedness of the Company after giving effect to the consummation of the Merger, the Credit Facilities and the transactions contemplated thereby.

                        (p) Either (i) the QPI Amendment has become effective or (ii) the Existing QPI Facility has been terminated and replaced with a new facility on substantially the same terms and conditions except for the inclusion of the amendments contemplated by the QPI Waiver Letter.

                                                                    Confidential

                        (q) US Holdings shall have taken such action as necessary to cause the amount of proceeds of Loans that are being lent to Acquisition Sub to equal 75% of the maximum amount of the Restricted Payments permitted under and as defined in Section
                              4.8 of the 7 3/4% Indenture and the 8 3/8%
                              Indenture and otherwise in compliance with the terms of such Indentures to the extent such maximum amount is at least US$100,000,000. If such maximum amount is less than US$100,000,000, then the amount of the proceeds of Loans lent to Acquisition Sub may be zero.

                        (r) (i) US Holdings shall have delivered to the Administrative Agent for each Lender an officer's certificate setting forth in reasonable detail the calculation of the maximum amount of Restricted Payments permitted under and as defined in Section
                              4.8 of the 7 3/4% Indenture and the 8 3/8%
                              Indenture and demonstrating compliance therewith and, in addition, otherwise confirming compliance with the other negative covenants of such Indentures, in each case, as of the Merger Date and (ii) US Holdings shall have delivered to the Administrative Agent for each Lender an unqualified opinion of Arnold & Porter dated the Merger Date that no breach or default has occurred under any of the Existing Indentures as a result of the loans to be made by US Holdings to Acquisition Sub described in paragraph (q) above or the repayment of any thereof.

Condition Precedent
to all Borrowings:      (a)   Notice of Borrowing;

                        (b) Bringdown and accuracy of representations and warranties; and

                        (c)   No default or Event of Default.

Representations and
Warranties:             Each Loan Party shall provide representations and
                        warranties (provided that each representation and warranty, when made by a Loan Party other than the Company shall apply only to such Loan Party and its Subsidiaries which are Restricted Entities), which shall include, without limitation, the following:

                                                                    Confidential

                        To be Made as of the Execution and Delivery of the Credit Agreement:

                        (a) Each of the Loan Parties is a corporation (or a partnership, as the case may be) which is duly incorporated (or constituted, as applicable) and has the necessary corporate power and authority to carry on its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Merger and the other transactions contemplated in the Transaction Documents and, to the extent applicable, enter into and perform the Loan Documents to which it is a party;

                        (b) the Credit Agreement and Guarantee Agreement and all ancillary Loan Documents are duly authorized by all necessary corporate and other actions and constitute valid and legally binding obligations of the Loan Parties;

                        (c) the execution, delivery and performance of the Credit Agreement and Guarantee Agreement will not result in any violation of the charter or the by-laws of any Loan Party, result in a breach of any indenture, trust, deed, loan, credit, note or similar agreement (except, prior to the Merger Funding Date, for any breach under the Existing QPI Facility for which a waiver has been requested pursuant to the QPI Waiver Letter) or of any applicable law or regulation or any order, injunction, decree, determination or award of any court or governmental authority, or result in the creation of any lien upon the assets of the Company or any Restricted Entity;

                        (d) the audited consolidated financial statements of the Company for the fiscal year ended December 31, 1998 are complete and correct, have been prepared in accordance with Canadian generally accepted accounting principles and fairly represent the financial condition of the Company and its Subsidiaries as of the date thereof; since December 31, 1998, there has been no change in the consolidated financial condition of the Company from that set forth in the said consolidated financial statements which could have a Material Adverse Effect;

                        (e) except with respect to the Existing Actions, there are no actions, suits or arbitration proceedings pending or, to the best knowledge of each Loan Party, threatened involving the Company or any Restricted Entity which could, if determined adversely, separately or in the aggregate, have a Material Adverse Effect on the business of the Company and its Restricted Entities, taken as a whole or purports to affect the legality, validity or enforceability of any of the Loan Documents;

                                                                    Confidential

                        (f) the Company and each Restricted Entity and their respective businesses and operations (i) are materially in compliance with all applicable laws, including environmental, investment, competition and anti-trust laws, etc., (ii) have all necessary consents, authorizations, approvals, orders, certificates, and permits from, and have made all necessary filings (including tax filings, subject to materiality and good faith contestations) with, all federal, provincial, territorial, state and local authorities to conduct their business, except to the extent that the failure to obtain or file same or that any non-compliance with applicable laws would not have a Material Adverse Effect;

                        (g) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                        (h) the Company has taken such reasonable measures to ensure that passage to the Year 2000 will not result in major disruptions of its operations or those of its Restricted Entities; the effectiveness of these measures, however, is contingent on the Year 2000 compliance of suppliers, customers and other third parties dealing with the Company and its related companies, including its Subsidiaries;

                                                                    Confidential

                        (i)   all Subsidiaries of the Company, their
                              jurisdiction of incorporation and their issued capital shall be set forth in a schedule to the Credit Agreement. Neither the Company nor any of its Subsidiaries which is a Restricted Entity is, directly or indirectly, bound by or subject to any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of the Company or any Restricted Entity to (i) pay or make the maximum dividends permitted by law to its parent entity,
                              (ii) pay any obligation owed to the Company or any Restricted Entity, (iii) make any loans or advances to or investments in the Company or in any Restricted Entity, (iv) transfer any of its property or assets to the Company or any Restricted Entity or (v) create any lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except any such restrictions applicable to (a) Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries and (b) any other Restricted Entity (other than a Loan Party), whose assets, singly or when taken together with the assets of all Restricted Entities (other than a Loan Party) subject to such restrictions, do not exceed at any time 10 % of the consolidated assets of the Company, as determined in accordance with GAAP, and (c) the Target and its Subsidiaries, when it becomes a Restricted Entity, with respect to any restriction contained in Sections 4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets), 4.11 (Transactions with Affiliates), 4.12 (Limitations on Liens), 4.13 (Investments in Unrestricted Subsidiaries) and 4.15 (Limitation on Other Subordinated Indebtedness) of the 7 3/4% Indenture and the 8 3/8% Indenture. No Restricted Entity has outstanding any securities convertible in capital stock nor rights to subscribe or other agreements for the subscription of Capital Securities that, if exercised or converted, would change the Restricted Entity into a Non-Restricted Entity;

                        (j)   no required filings;

                        (k) ownership of property, including intellectual property, and absence of liens except Permitted Encumbrances;

                        (l)   labor matters not to have a Material Adverse
                              Effect;

                        (m) accuracy of financial statements and other information;

                        (n) material compliance with benefit and pension plan laws and ERISA;

                        (o) environmental matters would not result in a Material Adverse Effect;

                        (p)   solvency of Loan Parties; and

                        (q)   pari passu ranking.

                                                                    Confidential

                        To be Made as of the Merger Funding Date:

                        (a) The terms and conditions of the Merger as set forth in the Merger Documents have not been amended, waived or modified without the approval of the Arrangers and the Lenders (other than Non-Material Changes). As of the Merger Date, all conditions precedent to the consummation of the Merger pursuant to the Merger Agreement have been satisfied (or waived, with the consent of the Arrangers and the Lenders). As of the Merger Date, no material breach of any convenant by any of the parties to the Merger Agreement has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger. Each of the representations and warranties of the Company, Acquisition Sub and Target contained in the Merger Agreement is true and correct in all material respects;

                        (b) the Certificate of Merger executed by Acquisition Sub and Target has been filed with the Secretary of State of Delaware and has been filed or recorded in each other place wherein it is required to be so filed or recorded, in each case evidencing the consummation of the Merger. Such Certificate of Merger complies as to form and substance with the laws of the State of Delaware and the Merger has been duly consummated in compliance with all applicable law;

                        (c) since March 31, 1999, there has been no event, change or other occurrence that has or could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change with respect to Target.

                        (d) The amount of cash to be paid with respect to one Share in the Merger does not exceed the Cash Portion Per Share and the aggregate amount paid for all Shares pursuant to the Merger Agreement (including any stock repurchase or cancellation of options) does not exceed US$890,000,000.

                        (e) each of the Company, Acquistion Sub and Target has the requisite corporate power and authority to (i) execute, deliver and perform each of the Merger Documents to which it is a party and (ii) to file the Merger Documents filed by it, or to be filed by it, with any governmental authority;

                                                                    Confidential

                        (f) the execution, delivery and performance (or filing, as the case may be), of each of the Merger Documents which have been executed and to which the Company if required for the stockholders, Acquisition Sub or Target is a party and the consummation of the transactions contemplated thereby, have been duly approved by the board of directors and the stockholders of each of the Company (if required for the stockholders), Acquisition Sub and Target, and the borrowings to be made by US Holdings to be loaned or funded to Acquisition Sub and the Target and the consummation of the transactions contemplated hereby have been approved by the board of directors of US Holdings, and such approvals have not been rescinded, revoked or modified in any manner. No other corporate action or proceedings on the part of the Company, Acquisition Sub, Borrower or Target is necessary to consummate such transactions.

                        (g) each of the Merger Documents to which the Company, Acquisition Sub or Target is a party has been duly executed or delivered (or filed) on behalf of the Company, Acquisition Sub or Target, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Merger Documents delivered to the Administrative Agent without the prior written consent of the Arrangers and the Lenders (other than Non-Material Changes). Each of the Company and its Subsidiaries and (to the best knowledge of the Borrower) all other parties thereto have performed and complied, or shall perform and comply, with all the material terms, provisions, agreements and conditions set forth in the Merger Documents and required to be performed or complied with by such parties on or before the Merger Funding Date, and no material breach of any covenant by any such party exists thereunder and no action has been taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger;

                        (h) each of the representations and warranties of the Company, the Acquisition Sub and Target contained in the Merger Agreement is true and correct in all material respects other than, with respect to Target's representations and warranties, such failures to be true and correct that will not constitute a Material Adverse Change with respect to Target;

                                                                    Confidential

                        (i) the representations and warranties of each of Company and its Subsidiaries contained in the Transaction Documents and Loan Documents, and all certificates and documents delivered to the Arrangers and the Lenders pursuant to the terms of the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. None of the Loan Parties has intentionally withheld any fact from the Arrangers or any Lender in regard to any matter which shall have or is reasonably likely to have a Material Adverse Effect;

                        (j) none of the Company or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U of Board of Governors of the Federal Reserve System);

                        (k)   the consummation of the Merger and the
                              transactions contemplated by the Transaction
                              Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by any of the Company and its Subsidiaries in any manner which has or is likely to have a Material Adverse Effect;

                        (l) the financial forecasts Number 31 received by the Arrangers on July 7, 1999 giving effect to the transactions contemplated in the Merger Agreement prepared by the Management of the Company ("Management") and the pro forma estimated balance sheets of the Company and its Subsidiaries (including the Target and its Subsidiaries) at the Merger Date giving effect to the transactions contemplated in the Merger Agreement, have been prepared in good faith, are based on facts and assumptions believed to be reasonable by Management, and employ methodology believed to be reasonable by Management under the circumstances;

                                                                    Confidential

                        (m) the execution, delivery, and performance by the Company, Acquisition Sub, Borrower or Target of the Transaction Documents and the Loan Documents to which it is or may become a party, the consummation of the transactions contemplated thereby and compliance with the terms and provisions thereof and the making and repayment of the Loans and the intercompany loans related thereto contemplated hereby, do not and will not
                              (i) constitute a tortious interference with any contractual obligation of any Person, (ii) conflict with, violate, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under the charter, the by-laws, or any indenture (including, without limitation, the Existing Indentures), trust deed, loan, credit, note or similar agreement or instrument of any Loan Party, Restricted Entity or Target, (iii) violate or conflict with any applicable law or regulation or any order, injunction, decree, determination or award of any court or governmental authority, or (iv) result in the creation of any lien upon the assets of any Loan Party, Restricted Entity or Target, other than, with respect to Target's representations and warranties set forth in clauses (ii) (other than with respect to the charter, by laws and Existing Indentures), (iii) and (iv) of this paragraph (m), such exceptions as will not result in a Material Adverse Change with respect to Target; and

                        (n) the Company, Borrower and Acquisition Sub collectively have cash or cash equivalents on hand sufficient to pay an amount within the range of Target's reasonable possible liability with respect to any exercise of dissenters' rights as to the Merger.

Covenants:              See Appendix III

Financial Covenants:    See Appendix III

Events of Default:      See Appendix IV

Participations and
Assignments:            To be permitted with the Company's consent, not to be
                        unreasonably withheld, for amounts not less than US$10 million, provided that following a partial assignment, the relevant Lender shall have retained a commitment of not less than US$10 million.

Majority Lenders:       Lenders constituting more than 50% of total Loans
                        outstanding under the Credit Facilities, or if no Loans are outstanding, Lenders constituting more than 50% of total commitments.

                                                                    Confidential

Waivers and
Amendments:             The consent of all Lenders shall be required under the
                        Loan Documents for any amendment or waiver relating to:

                        (a)   any decrease in rates/margin or fees or payments;

                        (b)   amount of any Lender's commitment;

                        (c)   term of the Credit Facilities;

                        (d) a change of the Borrower or an assignment or transfer of its rights or obligations under the Credit Facilities;

                        (e)   the types of Borrowings available;

                        (f)   a change in the definition of Majority Lenders;
                              and

                        (g) a change in a Guarantor and/or the Guarantee Agreement.

Expenses:               All costs and expenses of the Arrangers (including but
                        not limited to legal fees and disbursements) relating to due diligence, appraisal, audit, insurance, duplication, transportation, computer, messenger, consultants' cost and expenses, the negotiation and preparation of the Loan Documents and syndication and operation of the Loan
                        Documents are for the account of the Borrower, regardless of whether or not the Loan Documents are signed. All reasonable expenses of the Administrative
                        Agent and the Lenders in enforcing or preserving the rights under the Loan Documents are for the account of the Borrower.

Taxes: All payments by the Borrower will be made free and clear of all present and future taxes, with no withholdings or deductions whatsoever and the Borrower will provide the appropriate indemnity in this regard. The Borrower will also be responsible for the due payment of any levies, duties or charges in connection with the Loan Documents.

Increased Costs:        Loan Documents will include usual and customary
                        provisions requiring the Borrower to reimburse the Lenders for any increased costs (including costs of complying with capital adequacy guidelines) which are incurred as a result of regulatory changes announced subsequent to the signing date of the Credit Agreement.

                                                                    Confidential

Indemnity:              Standard indemnification by the Loan Parties of the
                        Arrangers, Administrative Agent and Co-Syndication
                        Agents, and the Lenders and their respective affiliates and their respective directors, officers, employees, attorneys, agents and controlling persons against any loss, liability, cost or expense arising out of or in connection with any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with the Loan Documents, the Transaction Documents, the Merger or other transactions contemplated hereby or thereby, or any use made or proposed to be made with the proceeds of the Credit Facilities except if resulting from gross negligence or willful misconduct.

Governing Law:          The laws of the State of New York shall govern the Loan
                        Documents.

Jurisdiction and
Jury Waiver:            The Borrower and each Guarantor will submit to the
                        non-exclusive jurisdiction and venue of the federal and state courts of the State of New York and shall have no right to trial by jury.

                                                                    Confidential

                                                                    Confidential

                                   APPENDIX I

                               CERTAIN DEFINITIONS

Acquisition Sub:        shall have the meaning set forth in the Transaction
                        Description.

Arrangement Letter:     means the letter agreement dated July 12, 1999 addressed
                        to the Company from Royal Bank of Canada, Bank of America Canada, Bank of Montreal and Canadian Imperial
                        Bank of Commerce, New York Agency.

Benefit Plan:           of any Person, means, at any time, any employee benefit
                        plan (including a multiemployer benefit plan), the funding requirements of which (under section 302 of ERISA or section 412 of the Internal Revenue Code of 1986 of the United States of America) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person.

Capital Security:       means, with respect to any Person, (a) any share of
                        capital stock of such Person or (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

Capital Market
Transactions:           means any issuance by any Loan Party or Restricted
                        Entity of debt or equity, including preferred equity, in the public and/or private markets other than commercial paper issued under a commercial paper program of the Company.

Capitalization:         means the sum of Debt and Equity.

Cash Portion Per
Share:                  shall have the meaning set forth in the Transaction
                        Description.

Convertible
Indenture:              means the Indenture pursuant to which the Convertible
                        Notes were issued by Target.

Convertible Notes:      means the 6% Convertible Senior Subordinated Notes due
                        2007.

Credit Agreement:       means the credit agreement(s) evidencing the Credit
                        Facilities.

Debt: means, without duplication, the aggregate of all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, in accordance with Canadian GAAP.

                                                                    Confidential

EBITDA: means, for any period for any Person, the sum of (a) the net income of such Person for such period before extraordinary or unusual items and (b) to the extent deducted in determining the net income of such Person for such period, interest expense, income taxes (minus income tax credits), non controlling interest and depreciation expense and amortization expense of such Person; provided that any determination of EBITDA with respect to the Company, for any period which includes a quarter prior to the Merger Date, shall include EBITDA of Target based on Target's Form 10-K or Form 10-Q, as applicable, with respect to any such quarter which precedes the Merger Date.

8 3/8% Indenture:       means the Indenture pursuant to which the 8 3/8% Notes
                        were issued by Target.

8 3/8% Notes:           means the 8 3/8% Senior Subordinated Notes due 2008.

Equity: means the sum of shareholders' equity of the Company and non-controlling interests of the Company, in each case determined on a consolidated basis, in accordance with Canadian GAAP.

Existing Indentures:    means the Convertible Indenture, the 8 3/8% Indenture
                        and the 7 3/4% Indenture.

Existing QPI
Facility:               means the Credit Agreement dated as of the 28th day of
                        April, 1999 made among the Company, and US Holdings, and USGP, and each of the financial institutions named on the signature pages thereof, and Royal Bank of Canada
                        ("Royal Bank"), as Administrative Agent, and Royal Bank,
                        ABN Amro Bank Canada ("ABN Amro"), Bank of America
                        Canada ("B of A") and Canadian Imperial Bank of Commerce
                        ("CIBC"), as Arrangers, and ABN Amro, B of A and CIBC, as Joint Syndication Agents, as amended through the date of the Credit Agreement contemplated hereby.

Financial Company
Restricted Entity:      means any Restricted Entity which is a special purpose
                        finance Subsidiary wholly-owned directly or indirectly by the Company whose activity is limited to raising private or public indebtedness, provided that the net proceeds from all such private or public indebtedness are remitted to the Company, US Holdings or USGP.

                                                                    Confidential

Guarantee:              of any Person means, without duplication, all
                        guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) of such Person: to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, the indemnification in respect of letters of credit and letters of guarantee issued in respect of Indebtedness) for the payment of, or to make investments in any other
                        Person or to maintain the capital, working capital, solvency or general financial condition of any other
                        Person or to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any Indebtedness, damages, losses or liabilities of any other Person (and "guarantor" shall be construed accordingly).

                        The amount of each Guarantee shall be deemed to be an amount equal to the outstanding amount of the primary obligation of the obligor to whom the Guarantee relates, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be such determinable amount.

                        The word "Guarantee" when used as a verb has the correlative meaning.

Hedge Agreement:        means any swap agreement, cap agreement, collar
                        agreement, futures contract, forward contract or similar agreement or arrangement designed to protect against or mitigate the effect of fluctuations in interest rates, foreign exchange rates or the prices of commodities.

HSR: means the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended, and the rules and regulations thereunder.

                                                                    Confidential

Indebtedness:           of any Person means, without duplication, (in each case,
                        whether such obligation is with full or limited recourse):

                        (a) any obligation of such Person for borrowed money,

                        (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument,

                        (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business,

                        (d) any obligation of such Person as lessee under a capitalized lease,

                        (e) any obligation of such Person to reimburse any other Person in respect of amounts drawn or drawable under any letter of credit or other guarantee (excluding letters of guarantee for the performance of obligations and any form of "bid bond") issued by such other Person, whether contingent or non-contingent,

                        (f) redeemable preferred shares which are redeemable at the option of the holder prior to the maturity of the Credit Facilities,

                        (g) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property,

                        (h) any Indebtedness of others secured by a lien on any asset of such Person, and

                        (i) any indebtedness of others Guaranteed by such Person.

Loans: means the loans to be made by the Lenders to the Borrower under the Credit Facilities.

Material Adverse
Change: means, with respect to any Person, any event, change or other occurrence that has resulted in, or could reasonably be expected to result in, a material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person and its Subsidiaries taken as a whole.

----------
* In the Credit Agreement, appropriate representations, warranties and covenants will contain the following language "any event, change or other occurrence that has resulted, or could reasonably be expected to result in,"

                                                                    Confidential

Material(ly)
Adverse Effect:         means:

                        (a) a material adverse change in the assets, properties, operations, financial condition or business prospects of the Company and the Restricted Entities, taken as a whole,* or

                        (b)   any material impairment:

                              (i) in the ability of any Loan Party to timely pay any amounts due under the Loan Documents,

                              (ii) in the ability of any Loan Party to fulfill any other covenant or obligation of a material nature arising under the Loan Documents, or

                              (iii) in the validity or enforceability of the
                                    Loan Documents.

Merger:                 shall have the meaning set forth in the Transaction
                        Description.

Merger Agreement:       shall have the meaning set forth in the Transaction
                        Description.

Merger Date:            means the date upon which the Merger is consummated.

Merger Documents:       means the Merger Agreement, any related certificate of
                        merger (the "Certificate of Merger") all schedules and exhibits thereto, and any other documents publicly filed in connection with the Merger.

Minimum Number of
Shares: means the number of Shares equal to no less than the minimum number of Shares, determined on a fully diluted basis, necessary to approve the consummation of the Merger in accordance with the provisions of any applicable corporate statute, anti-takeover statute or provision in the Target's certificate of incorporation, by-laws, etc. or other applicable legal requirement.

----------
* In the Credit Agreement, appropriate representations, warranties and covenants will contain the following language "any event, change or other occurrence that has resulted, or could reasonably be expected to result in,"

                                                                    Confidential

Non-Recourse
Creditor:               means (i) a creditor of a Non-Recourse Subsidiary or of
                        a Project Vehicle whose recourses are limited, in respect of any debt or liability of such Non-Recourse
                        Subsidiary or Project Vehicle to such creditor, to the cash flow and other assets of such Non-Recourse
                        Subsidiary or Project Vehicle, to the capital stock of such Non-Recourse Subsidiary or to the participation of the Company or any of its Restricted Entities in the Project Vehicle carrying out the specific Project for which such Non-Recourse Subsidiary or Project Vehicle was formed, the whole to the exclusion of any and all other recourses whether by way of Guarantees or otherwise against the Company or any of its Restricted
                        Entities or against any third party having recourse against the Company or any of its Restricted Entities in respect of such debt or liability or, (ii) a creditor to whom is owed by the Company or any of its Restricted
                        Entities, Indebtedness for borrowed money to finance the Start-up Costs of a Project carried out by the Company or such Restricted Entity and whose recourses in respect of such Indebtedness for borrowed money are limited to the cash flow and the other assets of such Project (to the exclusion of any other cash flow or asset).

Non-Recourse
Indebtedness:           means Indebtedness for borrowed money (i) contracted for
                        the purpose of financing the Start-up Costs of a specific Project carried out (alone or in association with others) by the Company, any of its Restricted
                        Entities or by a Non-Recourse Subsidiary or a Project
                        Vehicle and (ii) due or otherwise owing by the Company or such Restricted Entity or Non-Recourse Subsidiary or Project Vehicle to a creditor being a Non-Recourse
                        Creditor by reason of the Company or such Restricted
                        Entity or Non-Recourse Subsidiary or Project Vehicle being indebted or liable to such creditor in respect of such Indebtedness for borrowed money.

Non-Recourse
Subsidiary:             means a direct or indirect Subsidiary of the Company who
                        meets all of the following conditions:

                        (i) it was formed to carry out a specific Project, whether alone or in association with others; and

                        (ii) its only assets consist of (a) assets relating to such Project or (b) shares or any other form of participating interest held, directly or indirectly, in a Project Vehicle, which in turn owns assets relating to such Project; and

                                                                    Confidential

                        (iii) it owes to one or more creditors Indebtedness for
                              borrowed money or it owns (directly or indirectly) shares or any other form of participating interest in a Project Vehicle which owes Indebtedness for borrowed money to one or more creditors, in all cases contracted for the purpose of financing the Start-up Costs of such Project or purchasing the participation of other participants in such Project, where the recourses of such creditor(s) in relation to such Indebtedness for borrowed money are limited to (a) the assets of such Project or Project Vehicle, (b) capital stock of such Subsidiary or (c) recourses against such Subsidiary or Project Vehicle; and

                        (iv) neither the Company nor any other Restricted Entity is liable or has issued a Guarantee or has otherwise obligated itself either directly or indirectly in respect of debts and liabilities of such Subsidiary or Project Vehicle otherwise than by giving to the creditor of such debts or liabilities and in relation thereto a recourse limited to (a) the capital stock of such Subsidiary or (b) the participation of the Company or any of its Restricted Entities in the Project Vehicle carrying out the specific Project for which such Subsidiary or Project Vehicle was formed, it being understood and agreed that upon the debts or liabilities of such Subsidiary to such creditor(s) in respect of such Indebtedness for borrowed money and any such Guarantee being repaid, released or otherwise satisfied, such Subsidiary shall then cease, for all purposes of the Credit Agreement, to be a Non-Recourse Subsidiary.

Non-Restricted
Entity:                 means:

                        (a) each Person less than 50% plus 1 of the capital stock of which is owned by the Company, directly or indirectly through a Restricted Entity, and

                        (b)   each Subsidiary of a Non-Restricted Entity.

Operating
Restricted Entity:      means any Restricted Entity other than the US Holdings,
                        USGP, QPHC and a Financial Company Restricted Entity.

Permitted
Encumbrances:           means:

                        (a) any lien for taxes, rates, assessments or governmental charges or levies (i) not at the time due and delinquent, or (ii) which are due and delinquent but the validity of which is being contested in good faith at the time and in respect of which the Company or the relevant Restricted Entity shall have set aside on its books reserves deemed to be adequate therefor and not resulting in a qualification by the auditors of the Company;

                        (b) any lien securing the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with the Credit Agreement and foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

                        (c) any lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

                        (d) any lien existing on (i) any property or asset of any Person at the time such Person becomes a Restricted Entity or (ii) any property or asset at the time such property or asset is acquired by the Company or a Restricted Entity, but only, in the case of either (i) or (ii), if and so long as (A) such lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Restricted Entity or such property or asset is acquired and to fixed improvements thereafter erected on such property or asset, (B) such lien secures only the obligation secured thereby at the time such Person becomes a Restricted Entity or such property or asset is acquired and (C) the obligation secured by such lien is not in default and provided that such lien is discharged by the Company or the applicable Restricted Entity, as the case may be, within 180 days after such Person becomes a Restricted Entity or such property or asset is acquired, as the case may be;

                        (e) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which are not material in amount, and which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of the Restricted Entities;

                        (f) liens on equipment acquired by the Company or any Restricted Entity in the ordinary course of business, provided that (i) such lien secures only the purchase price of such equipment, (ii) such lien is confined to such equipment so acquired and
                              (iii) such lien is discharged by the Company or the Restricted Entity, as the case may be, or is otherwise terminated within 180 days after the installation of such acquired equipment;

                        (g) cautionary liens on short-term assets transferred in securitization or factoring transactions;

                        (h) any lien on the assets of a specific Project securing Non-Recourse Indebtedness incurred for purposes of financing such Project and any lien on the assets of, or the shares or other form of participating interest held in, any wholly-owned Non-Recourse Subsidiary to secure Non-Recourse Indebtedness incurred by such wholly-owned Non-Recourse Subsidiary to finance the Project being carried out by such Non-Recourse Subsidiary or by the Project Vehicle formed to carry out the Project which such Non-Recourse Indebtedness is financing;

                        (i) liens securing existing Indebtedness of Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries, provided such liens are restricted to the assets of the debtor of such Indebtedness; and

                        (j) liens securing obligations under off-balance sheet operating leases which are not capitalized leases, provided such liens are restricted to the relevant lease or sub-lease and the assets covered thereby.

                                                                    Confidential

Person: means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

Project: means the acquisition, construction and development of newly acquired assets (which must include tangible assets) forming an economic unit capable (on the basis of reasonable initial assumptions) to generate sufficient cash flow to cover the operating costs and debt service required to finance the undertaking relating to such assets over a period of time which is less than the projected economic life of the assets and includes any commercial operation for which such assets were so acquired, constructed or developed and which is subsequently carried on with such assets by such economic unit.

Project Vehicle:        means a corporate entity or an unincorporated entity,
                        whether or not having a legal personality (including a joint-venture, a partnership, a trust, a co-ownership scheme or other business combination or risk-sharing scheme) in which the Company or any of its Restricted
                        Entities owns shares or any other form of ownership or participating interest and which meets all of the following conditions:

                              (i)   it was formed to carry out a specific
                                    Project;

                              (ii) its only assets consist of assets relating to such Project;

                              (iii) if such entity is a Subsidiary, it is a
                                    Non-Recourse Subsidiary; and

                              (iv)  neither the Company nor any of its
                                    Restricted Entities is liable or has issued a Guarantee or has otherwise obliged itself either directly or indirectly for or in respect of debts or liabilities incurred to finance such entity or the Project carried out by such entity otherwise than by giving to the creditor of such debts or liabilities and in relation thereto a recourse limited to (a) the assets of such Project or (b) its shares or other form of ownership or participating interest in such entity.

QPI Amendment:          means the amendment to the Existing QPI Facility
                        contemplated by the QPI Waiver Letter.

QPI LLC: means Quebecor Printing Delaware LLC, a Delaware limited liability company, all the non-voting common membership interests of which are owned by USGP and all the voting preferred membership interests of which are owned by Quebecor Printing Nova Scotia ULC, a wholly owned Subsidiary of USGP.

                                                                    Confidential

QPI Waiver Letter:      means the letter from Royal Bank of Canada to the
                        lenders under the Existing QPI Facility, in substantially the form attached to the Arrangement
                        Letter, describing certain amendments to be made to the Existing QPI Facility.

Restricted Entity:      means any Subsidiary whose capital stock is at least 50%
                        plus 1 owned directly or indirectly by the Company
                        (including the US Holdings, USGP, QPHC, any Operating
                        Restricted Entity and any Financial Company Restricted
                        Entity).

7 3/4% Indenture:       means the Indenture pursuant to which the 7 3/4% Notes
                        were issued by Target.

7 3/4% Notes:           means the 7 3/4% Senior Subordinated Notes due 2009.

S&P:                    means Standard & Poor's, a division of the McGraw-Hill
                        Companies, Inc.

Shares:                 shall have the meaning set forth in the Transaction
                        Description.

Start-up Costs:         means, in relation to a Project, (i) the costs of
                        acquisition, construction and/or development of the newly acquired assets forming part of such Project and which have to be constructed, acquired or developed to form the economic unit required to be formed to initially constitute such Project and (ii) the principal amount of money which, at the inception of the commercial operations to be conducted with such assets, is then reasonably estimated as being the amount required to provide the Project with a sufficient initial working capital.

Subordinated Notes:     means the 7 3/4% Notes and the 8 3/8% Notes.

Subsidiary:             means, with respect to any Person, any other Person

                        (a) securities of which having ordinary voting power to elect a majority of the board of directors (or other person having similar functions), or

                        (b) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

Target:                 shall have the meaning set forth in the Transaction
                        Description.

Tender, Voting and
Option Agreement:       shall have the meaning set forth in the Transaction
                        Description.

Transaction
Documents:              means the Merger Agreement and such other agreements and
                        other related documentation as required to consummate the Merger, including the Tender, Voting and Option
                        Agreement.

USGP: means Quebecor Printing Capital GP, a Delaware general partnership.

                                                                    Confidential

US Holdings Merger:     means the merger of the surviving corporation of the
                        Merger with and into US Holdings.

                                                                    Confidential

                                   APPENDIX II

                             FEES AND INTEREST RATES

Commitment Fees:        Commencing on the date of execution of the Credit
                        Agreement, calculated on the unutilized, uncancelled amount of the Credit Facilities only, at the per annum rate set out below, on a 360-day basis, payable quarterly in arrears.

Interest Rates,
Margins and Fees:       The margins and the commitment fees will be determined
                        based on the senior unsecured debt ratings of the Company as assigned by S&P and Moody's Investors
                        Service, Inc. ("Moody's") as outlined below which are denoted in basis points (bps).

                        If the ratings by both S&P and Moody's are investment grade (BBB- and Baa3, respectively) or higher, then the pricing will be determined based on the higher of the two ratings, provided that if the ratings are more than one rating category apart, the pricing shall be established on the basis of one rating category above the lower rating category of the two.

                        If the rating by one of S&P and Moody's is investment grade or higher and the rating of the other is non-investment grade, pricing shall be based on Ratings Level V.

                        If the ratings by both S&P and Moody's are non-investment grade, pricing shall be based on Ratings Level VI:*

--------------------------------------------------------------------------------
Ratings Level                       I      II     III     IV      V       VI
--------------------------------------------------------------------------------
                                                               BBB-/Ba1   BB+
S&P Rating                         A-     BBB+    BBB    BBB-    or      Ba1 or
Moody's Rating                     A3     Baa1    Baa2   Baa3  BB+/Baa3  Lower
--------------------------------------------------------------------------------
Commitment Fees for Tranches A
and C                              8.5    10.0    12.5   15.0    20.0    30.0
--------------------------------------------------------------------------------
Commitment Fees for Tranche B      12.5   15.0    17.5   20.0    25.0    37.5
--------------------------------------------------------------------------------
LIBOR Margin for all Facilities    50.0   65.0    80.0  100.0   125.0    175.0
--------------------------------------------------------------------------------
US Base Rate Margin                 0       0      0      0      25.0    75.0
--------------------------------------------------------------------------------

----------
* From the date of execution of the Credit Agreement until a Ratings Level has been confirmed by both S&P and Moody's, pricing will be based on Ratings Level IV.

                    During the period from the Merger Funding Date to the date of the US Holdings Merger, the LIBOR Margin and the US Base Rate Margin in effect will be increased by 12.5 bps and, in addition, during the Tranche A Extension Period, the LIBOR Margin and US Base Rate Margin in effect with respect to Tranche A will be increased by 25.0 bps.

                                                                    Confidential

                                                                    Confidential

                                  APPENDIX III

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                               FINANCIAL COVENANTS
                              INFORMATION COVENANTS

--------------------------------------------------------------------------------

                              AFFIRMATIVE COVENANTS

Each Loan Party shall and, in the case of Paragraphs (b), (c), (d), (e), (f),
(g), (j) and (k) below, shall cause each of its subsidiaries that is a Restricted Entity to:

(a) punctually pay all amounts due at the times and places, and in the manner specified,

(b) preserve and maintain its corporate or other existence and, if applicable, all of its other franchises, licenses, rights, privileges, consents and approvals, except as otherwise permitted hereunder and except to the extent that the failure to comply with this provision could not reasonably be expected to have a Material Adverse Effect,

(c) conduct its business in a proper and efficient manner in accordance with normal industry standards, keep proper books or records and accounts, and preserve, protect and obtain all intellectual property, and preserve and maintain in good repair, working order and condition all other properties, used or useful in the conduct of its business, and obtain and maintain all licenses, permits and regulatory approvals required for the operations of its business, except to the extent that the failure to comply with this provision could not reasonably be expected to have a Material Adverse Effect,

(d) comply with applicable law, including without limitation, ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 of the United States of America and all environmental laws and obtain and maintain all necessary environmental permits, except to the extent that the failure to comply with this provision could not reasonably be expected to have a Material Adverse Effect,

(e) pay or discharge when due all taxes and all liabilities that might become or result in a lien on any of its properties, except to the extent that the failure to comply with this provision could not reasonably be expected to have a Material Adverse Effect,

(f) take all action and obtain and maintain all consents and governmental approvals required so that its obligations under the loan documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms,

(g) maintain insurance with such financially sound, independent and reputable insurance companies, against at least such risks and in at least such amounts as is customarily

                                                                    Confidential

      maintained by similar businesses, duly and punctually pay or cause to be paid the premiums and other sums of money payable in connection therewith and promptly deliver to the Administrative Agent from time to time upon reasonable request evidence of such insurance coverage,

(h) use all funds advanced under the Credit Facilities for the purposes specified under the headings "Purpose" and "Availability",

(i) maintain the Guarantee Agreement in full force and effect and not terminate or attempt to terminate any Guarantee Agreement until the full, final and indefeasible payment and termination of the Credit Facilities,

(j) keep under review its operations with a view of assessing its computer systems consisting of hardware, software and business application systems containing embedded microchips, and take such reasonable measures to ensure that its computer systems which are critical to its operations will be millennium compliant by November 30, 1999, and will continue to properly function on and after December 31, 1999 provided that the effectiveness of these measures is contingent on Year 2000 compliance of suppliers, customers and other third parties dealing with the Company and its related companies, including its Subsidiaries,

(k) comply with environmental laws, except where non compliance could not reasonably be expected to have a Material Adverse Effect, and indemnify the Arrangers and Lenders in respect of any environmental claim (to be expanded in the Credit Agreement), and

(l) take all action necessary to maintain that all (i) intercompany advances made by Borrower and QPI LLC to repay Target's indebtedness owing under its existing bank credit agreement shall, after the Merger, rank senior to the indebtedness evidenced by the Convertible Notes and the Subordinated Notes and (ii) indebtedness evidenced by the Convertible Notes and the Subordinated Notes shall, after the US Holdings Merger, rank pari passu or junior to all amounts outstanding under the Credit Facilities and all obligations under the Guarantee Agreement.

The Company Shall:

(a) cause each of S&P and Moody's to review, on a continuing basis, the credit rating given to the Company (with any change in the credit rating given to the Company by either S&P or Moody's, to be notified by the Company to the Administrative Agent in accordance with the Credit Agreement),

(b) after the consummation of the Merger, use its commercially reasonable best efforts to cause Target to (i) comply in all material respects with all of its material obligations under the Merger Agreement and (ii) maintain in full force and effect until the earlier of

                                                                    Confidential

      one year after the date of consummation of the Merger and (if the aggregate amount of the Commitments of the Arrangers is then less than US$675,000,000) the occurrence of the US Holdings Merger, Target's existing accounts receivable securitization program on substantially the same terms and conditions and in the same amounts as are in effect as of the date of execution of the Merger Agreement, provided, if the aggregate amount of the Commitments of the Arrangers is greater than US$675,000,000, then the amount of the securitization program may not exceed US$400,000,000,

(c) after the consummation of the Merger, promptly cause the deregistration and the delisting of the Shares, and

(d) on each date that the officer's certificate referred to in paragraph (c) of the Information Covenants is required to be delivered, deliver or cause US Holdings to deliver to the Administrative Agent for each Lender an officer's certificate setting forth in reasonable detail the calculation of the maximum amount of Restricted Payments permitted under and as defined in Section 4.8 of the 7 3/4% Indenture and the 8 3/8% Indenture and demonstrating compliance therewith and, in addition, otherwise confirming compliance with the other negative covenants of such Indentures.

                                                                    Confidential

                               NEGATIVE COVENANTS

Each Loan Party Shall:

(a) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, at any time, assume, create, incur or suffer to exist any lien upon any of its property, rights, revenues or assets, whether now owned or hereafter acquired or upon any income or profits therefrom, except that the Company and the Restricted Entities (other than, prior to consummation of the Merger, Acquisition
      Sub) may create, incur, assume or suffer to exist (i) Permitted Encumbrances, (ii) liens securing intercompany loans or advances amongst the Loan Parties and the Restricted Entities and (iii) other liens where the aggregate amount secured thereby does not exceed 10% of the Company's Equity,

(b) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, except as permitted under paragraph (e) below convey, sell, alienate, assign, lease, license, transfer or otherwise dispose of the whole or any substantial portion of its property or assets or any interest therein, whether now owned or possessed or hereafter acquired or possessed, or enter into any sale and leaseback transaction with respect to such property or assets, in each case if a Material Adverse Effect could result therefrom or could exist immediately after the relevant transaction,

(c) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, make or acquire any loan or investment in Non-Restricted Entities or permit any loan or investment from such Loan Party or any of its Subsidiaries which is a Restricted Entity to be outstanding, directly or indirectly, in Non-Restricted Entities in aggregate amounts exceeding a sum equivalent to 20% of the Company's Equity at any time, excluding transactions (including accounts receivable) in the ordinary course of business with a term of less than 90 days,

(d) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, permit any of the Operating Restricted Entities to incur, assume, create or become in any way liable for any Indebtedness (except for intercompany loans raised from a Loan Party or a Restricted Entity) in an amount exceeding, in the aggregate, prior to the Merger Date, 15% and thereafter, until the consummation of the US Holdings Merger, 10% and after the US Holdings Merger, 15% (assuming compliance with paragraph (l) of the Affirmative Covenants) of the Company's Equity, excluding the Indebtedness evidenced by the Subordinated Notes and the Convertible Notes and the existing Indebtedness, identified in Schedule 11.2.4 to the Existing QPI Facility, of Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries, except that this restriction shall not apply, following an acquisition of a newly-acquired Subsidiary of the Company which will be an Operating Restricted Entity ("New Operating Restricted Entity") to the extent that the Indebtedness of such New Operating Restricted Entity ("Acquired Indebtedness") is repaid or otherwise extinguished within 180 days of the date such New

                                                                    Confidential

      Operating Restricted Entity is so acquired and provided further that such Acquired Indebtedness was not incurred in contemplation of such acquisition,

(e) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, wind-up, liquidate or dissolve its business, affairs or assets or enter into any transaction of reorganization, amalgamation, merger or consolidation, or convey, sell, lease or otherwise dispose of all or any substantial part of its business, property or assets (or agree to do any of the foregoing at any future time) except (i) as permitted under paragraph (b) above, (ii) that any Restricted Entity, other than a Loan Party, may effect any of the foregoing transactions if the transaction could not reasonably be expected to have a Material Adverse Effect and (iii) that any of the Loan Parties may merge into or convey, lease or transfer all or substantially all of its assets to any Person, provided that, immediately after giving effect to the transaction, no event or circumstance shall have occurred and be continuing which constitutes a default or Event of Default and that (i) the resulting entity or the Person which acquires such assets is bound by the provisions of the Loan Documents to which such Loan Party is a party by operation of law or pursuant to an agreement in form and substance satisfactory to the Administrative Agent and (ii) the Lenders receive an opinion of counsel to the Company acceptable to them confirming that the resulting entity or the Person which acquires such assets is bound by the relevant Loan Documents,

(f) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of the Company or any Restricted Entity to (i) pay or make the maximum dividends permitted by law to its parent entity, (ii) pay any obligation owed to the Company or any Restricted Entity, (iii) make any loans or advances to or investments in the Company or in any Restricted Entity, (iv) transfer any of its property or assets to the Company or any Restricted Entity or (v) create any lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that the covenant contained in this paragraph (f) shall not apply to (a) Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries and (b) any other Restricted Entity (other than a Loan Party), whose assets, singly or when taken together with the assets of all Restricted Entities (other than a Loan Party) subject to such restrictions, do not exceed at any time 10 % of the consolidated assets of the Company, as determined in accordance with GAAP, and (c) the Target and its Subsidiaries, when it becomes a Restricted Entity, with respect to any restriction contained in Sections
      4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets), 4.11 (Transactions with Affiliates), 4.12 (Limitations on Liens), 4.13 (Investments in Unrestricted Subsidiaries) and 4.15 (Limitation on Other Subordinated Indebtedness) of the 7 3/4% Indenture and the 8 3/8% Indenture,

(g) not use the Credit Facilities or any proceeds of borrowings thereunder (i) to make an

                                                                    Confidential

      acquisition or an investment in any newly-acquired Subsidiary unless such transaction is uncontested and approved by the board of directors of such Person, or (ii) to purchase or carry, reduce, retire or refinance any credit incurred to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock (other than the purchase of the Shares pursuant to the Merger),

(h) not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, make any change whereby the nature of the business carried on by the Company and the Restricted Entities (taken as a whole) would be materially altered from that carried on as of the Formal Date (as defined in the Existing QPI Facility), and

(i) not, nor will it allow any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, acquire or enter into any Hedge Agreement except, as bona fide hedges and not for speculative purposes, other than such speculative hedge agreements to which the Target is a party as of the Merger Date which such speculative hedge agreements shall be terminated as soon as commercially practicable.

Notwithstanding anything contained herein, prior to the consummation of the Merger, the Company will not allow Acquisition Sub to (i) carry on any business or activity unrelated to the consummation of the Merger or (ii) incur, assume, create, suffer to exist or become in any way liable for any Indebtedness other than intercompany Indebtedness to US Holdings related to the consummation of the Merger.

                                                                    Confidential

                               FINANCIAL COVENANTS

The Company Shall Not:

(a) permit the ratio of the consolidated EBITDA of the Company to the consolidated interest expense of the Company to be less than 3.50 to 1.00 for any period of four consecutive fiscal quarters of the Company, starting with the period of four quarters ending on June 30, 1999;

(b) permit the ratio of the Company's Debt to the Company's Capitalization to exceed (i) 65% after the Merger Date until December 31, 1999, (ii) 60% from January 1, 2000 until December 31, 2000 and (iii) 55% after December 31, 2000, in each case, on the basis of calculations made at the end of each fiscal quarter, starting with the quarter ending June 30, 1999; or

(c) permit the ratio of the Company's Debt to consolidated EBITDA to exceed, for any period of four consecutive fiscal quarters of the Company, starting with the period of four quarters ending on the last day of the quarter which includes the Merger Funding Date, (i) 3.75 to 1.00 after the Merger Date until December 31, 2000, and (ii) 3.00 to 1.00 after December 31, 2000, until Tranche A and Tranche C have been paid in full and cancelled and the ratio of the Company's Debt to the Company's Capitalization is less than 55% at the end of any fiscal quarter ending after the date of such repayment and cancellation.

                                                                    Confidential

                              INFORMATION COVENANTS

(Note: In the final loan documentation, the following provisions may be inserted in the general representation and warranty section, in the general covenants section or in the Guarantee Agreement, as applicable).

The Company shall furnish to the Administrative Agent in a sufficient number of copies for distribution to each of the lenders:

(a) Quarterly Financial Statements. As soon as practicable and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, commencing with the quarterly period ending June 30, 1999, the consolidated balance sheet of the Company and the related consolidated statements of income, retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, subject to normal year-end auditing adjustments.

(b) Year-End Financial Statements; Accountants' Certificate. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1999:

      (i) the consolidated balance sheet of the Company as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year; and

      (ii) an audit report of KPMG, or any one of the 5 largest firms of accountants nationally recognized in the United States of America or in Canada, as the case may be, which report shall include an opinion of such auditors which opinion shall not be qualified and shall state that such financial statements were prepared in accordance with generally accepted accounting principles in effect in Canada and that the audit by such auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards.

(c) Officer's Certificate as to Financial Statements and Defaults. At the time that financial statements are furnished, a certificate of compliance of the chief executive officer, chief financial officer or treasurer of the Company, in a form acceptable to the Arrangers, with the information specified thereon being true and correct in all material respects as of the date the certificate is delivered to the Administrative Agent.

(Note: the certificate of compliance will confirm accuracy of financial statements, absence of contingent liabilities and anticipated loss having material adverse effect, the calculations of financial ratios, absence of defaults, the list of Restricted Entities (list of Restricted Entities to be provided annually

                                                                    Confidential

      only) and Non-Restricted Entities, the investments therein by the Company and the indebtedness of the Restricted Entities.)

(d)   Reports and Filings.

      (i) promptly upon receipt thereof, (y) copies of all material special audits, opinions or other material reports, if any, submitted to any Loan Party by its independent certified public accountants in their capacity as auditors of such Loan Party, and (z) copies of all notices, confirmation, reports or other instruments issued to any Loan Party by either or both S&P and Moody's, as the case may be, and

      (ii) promptly upon transmission thereof, copies of all such financial statements and reports as the Company shall send to its stockholders, copies of all material information made publicly available by any Loan Party and copies of all registration statements, annual information forms, regular or periodic reports, prospectus, offering circulars or similar materials filed by any Loan Party with any securities exchange, securities commission or similar governmental authority or commission, other than filings made with state regulatory authorities in connection with shareholdings by employees of the Company or Restricted Entities.

(e) Requested Information. From time to time and promptly upon request of any Lender, such information regarding the loan documents to which a Loan Party is a party, or the loans, the business, assets, liabilities, financial condition, results of operations or business prospects of a Loan Party as such Lender may reasonably request, in each case in form and substance and certified in a manner satisfactory to the requesting Lender.

(f) Notice of Defaults, Material Adverse Changes and Other Matters. Promptly and in any event within (i) one business day after a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in clause (A) hereof, (ii) three business days after the date a Loan Party obtains knowledge or should have obtained knowledge of any event or conditions specified in clause (E) hereof and (iii) five business days after a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in clauses (B), (C), (D) and
      (F) hereof, notice of:

      (A)   any default,

      (B) any change in the name of, or, any amendment of the certificate of incorporation or by-laws of any Loan Party,

      (C) the commencement of, or the occurrence or non-occurrence of any change or event relating to, any action, suit or proceeding that would cause the representation and warranty relating to the absence of litigation to be incorrect if made at such time,

                                                                    Confidential

      (D) the occurrence or non-occurrence of any change or event that would cause the representation and warranty relating to the absence of adverse change to be incorrect if made at such time,

      (E) any change in the S&P/Moody's credit rating which would result in an increase of any of the margins, and

      (F) any event or condition relating to ERISA, whether or not such event or condition shall constitute an Event of Default.

(g) Environmental Matters. Promptly and in any event within five business days after the existence of any of the following conditions, a certificate of the chief executive officer, chief financial officer, treasurer or other responsible officer of the Company specifying in detail the nature of such condition and the Company's or the relevant Restricted Entity's or their respective environmental affiliate's proposed response thereto:

      (i) the receipt by the Company or any Restricted Entity or any of their respective environmental affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any Restricted Entity or any environmental affiliate thereof is not in compliance with applicable environmental laws,

      (ii) the Company or any Restricted Entity or any of their respective environmental affiliates shall obtain actual knowledge that there exists any environment claim pending or threatened against the Company or any Restricted Entity or such environmental affiliate, or

      (iii) any release, emission, discharge or disposal of any material of environmental concern that could form the basis of any environmental claim against the Company or any Restricted Entity or any of their respective environment affiliates, in each case of clauses (i), (ii) and (iii) above to the extent that any such non-compliance, environmental claim or release, emission, discharge or disposal, either singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on the Company and the Restricted Entities taken as a whole.

(h) Budget. No later than on the 60th day following the commencement of each fiscal year of the Company, commencing with the 2000 fiscal year, a summary consolidated budget including a yearly statement of earnings, cash flows and a year-end consolidated balance sheet.

Accuracy of Financial Statements and Information.

                                                                    Confidential

(a) Historical Financial Statements. The Company hereby represents and warrants that (i) the consolidated financial statements of the Company for the 1998 fiscal year provided to the Administrative Agent and the Lenders prior to the date of the Loan Documents are complete and correct and present fairly, in accordance with generally accepted accounting principles in Canada, the consolidated financial position of the Company and its Subsidiaries at their respective dates and the consolidated results of operations, retained earnings and, as applicable, changes in financial position or cash flows of the Company, for the respective periods to which such statements relate, and (ii) except as disclosed or reflected in such financial statements, as at December 31, 1998, neither the Company nor any Restricted Entities had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on the Company and the Restricted Entities taken as a whole.

(b) Future Financial Statements. The financial statements delivered to the Lenders shall be completed and correct and present fairly, in accordance with generally accepted accounting principles (except for changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Company's then current independent certified public accountants), the consolidated financial position of the Company as at their respective dates and the consolidated results of operations, retained earnings and cash flows of the Company, for the respective periods to which such statements relate, and the furnishing of the same to the Lenders shall constitute a representation and warranty by the Company made on the date the same are furnished to the Lenders to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, the Company nor any of the Restricted Entities had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on the Company and the Restricted Entities taken as a whole.

Additional Covenants Relating to Disclosure.

Each Loan Party further agrees that it will, and will cause each of its Subsidiaries which is a Restricted Entity to, permit the Administrative Agent and any person designated in writing from time to time by the Administrative Agent, at the Loan Parties' expense, to have the right, on reasonable written notice and at such reasonable time or times as will not interfere with the normal operations of the Loan Party or such Subsidiaries, to visit and inspect any of the properties of such Loan Party and such Subsidiaries and to discuss the affairs, finances and accounts of the Loan Party or such Subsidiaries with their respective officers; and that the Administrative Agent, its representatives and its independent accountants shall also have the right to examine the books of account, records, reports and other documents of the Loan Parties and such Subsidiaries, all at such reasonable time or times as will not interfere with the normal operation of the Loan Parties and such Subsidiaries.

                                                                    Confidential

                                                                    Confidential

                                   APPENDIX IV

                                EVENTS OF DEFAULT

--------------------------------------------------------------------------------

Those customarily found in the Arrangers' credit agreements for acquisition financings and others appropriate in the judgment of the Arrangers, including, without limitation, the following:

(a) Payment Default. any payment of principal or of interest on any of the loans or of fees or any other amounts owing under the Loan Documents shall not be made when and as due (whether at maturity, by reason of notice of repayment or acceleration or otherwise) and in accordance with the terms of the Credit Agreement and, except in the case of payments of principal, such failure shall continue for three business days;

(b) Representation and Warranty. any representation and warranty made by any Loan Party in any of the Loan Documents or any certificate or other document delivered pursuant thereto shall at any time prove to have been materially incorrect or misleading in any material respect when made or deemed to have been made;

(c)   Other Breaches.

      any Loan Party shall default in the performance or observance of:

      (i)   any term, covenant, condition or agreement contained in paragraph
            (b) (insofar as such paragraph requires the preservation of the corporate existence of any Loan Party), (f), (g) and (h) under Affirmative Covenants, and such default, if capable of being remedied, shall continue unremedied for a period of ten business days after the earlier of the date on which (y) such Loan Party shall have actual knowledge of such default and (z) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured; or,

      (ii) any term, covenant, condition or agreement contained in the Credit Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Appendix specifically dealt with) and such default, if capable of being remedied, shall continue unremedied for a period of 30 days after the earlier of the date on which (y) such Loan Party shall have actual knowledge of such default and (z) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured;

(d)   Cross-Default.

                                                                    Confidential

      (i) with respect to any Indebtedness of a Loan Party or any other Restricted Entity (other than under the Credit Facilities and Non-Recourse Indebtedness) in the aggregate outstanding principal amount of US$25,000,000,

      (A) failure to pay, in accordance with its terms and when due and payable (subject to any applicable grace period), any of the principal or interest of such Indebtedness, or any such Indebtedness shall, in whole or in part, have been required to be repaid prior to the stated maturity thereof, in accordance with the provision of any agreement evidencing, providing for the creation of or concerning such Indebtedness, or

      (B) (1) any event shall have occurred and be continuing that accelerates such maturity or requires such repayment or permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such repayment, and said holder or holders, trustee or agent, acting on behalf of such holder or holders have accelerated said maturity or required such repayment and (2) if the agreement evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period,

      (ii)  any default by any Loan Party under the Guarantee Agreement, and

      (iii) any Event of Default under (and as defined in) (A) the Existing QPI Facility, or (B) after the Merger Date, any of the Existing Indentures;

      provided further that no Event of Default shall be deemed to have occurred if the failure to pay or perform under the relevant agreement is waived, rescinded or annulled in writing by the relevant creditor(s).

(e)   Bankruptcy.

      (i) Voluntary. the Borrower, any Guarantor or any Restricted Entity shall (A) commence any proceedings (including a notice of intention or a proposal under the Bankruptcy and Insolvency Act (Canada) and an application for a compromise or arrangement under the Companies' Creditors Arrangement Act (Canada) or any successor or equivalent legislations) or a voluntary case under the US Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner an

                                                                    Confidential

            order for relief or any petition filed against it in any proceedings or involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing;

      (ii) Involuntary. (A) any proceedings or case shall be commenced against the Borrower, any Guarantor or any Restricted Entity or all or a substantial part of the property of the Borrower, any Guarantor or any Restricted Entity seeking (1) relief under the laws referred to in paragraph (i) above (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or
            (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any Guarantor or any Restricted Entity, and such proceedings or case shall continue undismissed and unstayed for a period of 45 days, or (B) an order granting the relief requested in such proceedings or case against the Borrower, any Guarantor or any Restricted Entity shall be made, granted or entered;

      provided, however, in the case of any Restricted Entity other than the Borrower or any Guarantor, that the foregoing circumstances or events have a Material Adverse Effect;

(f) Judgments. a final judgment or order shall be entered against the Borrower or any Guarantor or Restricted Entity by any court, and (i) in the case of a judgment or order for the payment of money, (A) such judgment or order shall be for the payment of money in excess of US$25,000,000 (to the extent not fully covered by valid and collectible insurance provided by solvent, unaffiliated insurers) and (B) either (y) such judgment or order shall continue undischarged and unstayed for a period of 60 days or (z) enforcement proceedings shall have been commenced upon such judgment or order, and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, together with all other such judgments or orders, have a Materially Adverse Effect on the Company and the Restricted Entities taken as a whole;

(g) ERISA. (i) any termination event shall occur with respect to any Benefit Plan of the Borrower or any US Guarantor or Restricted Entity or any of their respective ERISA affiliates, (ii) any accumulated funding deficiency (as defined in section 302 of ERISA) shall exist at any time with respect to any such Benefit Plan in an amount in excess of an amount equivalent to 4% of the Company's Equity at such time, (iii) any Person shall engage in any prohibited transaction involving any such Benefit Plan, (iv) the Borrower or any US Guarantor or Restricted Entity or any of its ERISA affiliates shall be in

                                                                    Confidential

      "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a multiemployer Benefit Plan as a result of such Person's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (v) the Borrower or any US Guarantor or Restricted Entity or any of its ERISA affiliates shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower or any US Guarantor or Restricted Entity or any of its ERISA affiliates to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Majority Lenders will not subject, the Borrower or any US Guarantor or Restricted Entity to aggregate liabilities, at any time, that exceed an amount equivalent to 4% of the Company's Equity at such time;

(h) Invalidity or Unenforceability. a court of competent jurisdiction shall render a judgment or order, or any law, ordinance, decree or regulation shall be enacted, the effect of which is to render any material provision of the Loan Documents invalid, not binding or unenforceable or any Loan Document shall cease to be in full force and effect and valid and enforceable, provided that if such matter is (in the opinion of the Administrative Agent) capable of being remedied, the Borrower shall have failed, within 30 days thereafter to furnish or cause to be furnished to the Lenders replacement documents evidencing and, where applicable, securing the Indebtedness under the Loan Documents which are adequate in the opinion of the Administrative Agent, or if any Loan Party gives notice of termination of, or otherwise attempts to terminate or deny its liability under a Loan Document;

(i) Environmental Claims. the Borrower, any Guarantor or Restricted Entity or any environmental affiliate thereof shall have failed to obtain any environmental approval necessary for the management, use, control, ownership or operation of its business, property or assets or any such environmental approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could reasonably be expected to have a Materially Adverse Effect on the Company and the Restricted Entities, taken as a whole; and

(j) Material Adverse Effect. an event or circumstance shall exist which has a Material Adverse Effect.

[LETTERHEAD OF QUEBECOR PRINTING INC.]
[Date]

Royal Bank of Canada
200 Bay Street
South Tower, Royal Bank Building
Toronto, Ontario
Canada M5J 2J5

Attention: Senior Manager, Global Syndications

Telecopier: (416) 974-5637

Dear Sirs:

Subject:    Quebecor Printing Inc.
            US$1,000,000,000 Credit Agreement dated
            April 28, 1999 (the "Existing Credit Agreement")

      On July 12, 1999, we, Quebecor Printing Inc. (the "Company"), announced our proposed acquisition of World Color Press, Inc., a Delaware corporation (the "Target"), in a two step transaction (the "Two Step Transaction") consisting, as step one, of a tender offer by Printing Acquisition Inc., a newly-formed, indirectly wholly-owned subsidiary of the Company ("Acquisition Sub") for the acquisition of 23,500,000 shares, equal to approximately 62%, of the Target's publicly-traded common stock (the "Shares"), for a purchase price per Share of US$35.69, to be followed, as step two, by a merger of the Acquisition Sub with the Target (the "Merger"). The tender offer is conditional to more than 50% of the Shares being tendered under step one (the "Minimum Condition"). The consideration paid for Shares to shareholders of the Target to consummate the Merger in the Two Step Transaction will be either (i) if 23,500,000 Shares are purchased in the tender offer, 1.6455 shares of common stock of the Company (the "Common Stock") per Share or (ii) if less than 23,500,000 Shares are purchased in the tender offer, a combination of cash and shares of Common Stock per Share. If one or both of the Minimum Condition and the condition relating to the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have not been satisfied by September 13, 1999, the tender offer shall be terminated without the acceptance of any Shares previously tendered and the Company and the Target will seek to consummate the Merger in a one step transaction (the "One Step Transaction"). The consideration paid for Shares to the existing shareholders of the Target to consummate the Merger in the One Step Transaction will be a combination of US$22.00 in cash and
 .6311 shares of the Common Stock per Share. The aggregate cash consideration paid for Shares in both the tender offer (if applicable) and the Merger (including any stock repurchase and payments in respect of the cancellation of stock options) shall not exceed US$890,000,000 in any event.

      As the proposed acquisition may bring about a temporary increase in the consolidated debt of the Company beyond what is currently permitted by the Existing Credit Agreement, we are asking that Royal Bank of Canada, as Agent under our Existing Credit Agreement, solicit an amendment/waiver from the lenders under the Existing Credit Agreement with respect to the ratio of Debt to Capitalization set forth in section 11.2.10(b) thereof. We request that such ratio be increased:

      (a) in the case of the Two Step Transaction, (i) to 70% from the time of the funding of the tender offer in step one of the proposed transaction until the date of the Merger under step two, (ii) to 65% thereafter until December 31, 1999, (iii) to 60% from January 1, 2000 until December 31, 2000 and (iv) to 55% at all times thereafter as provided in the Existing Credit Agreement; and

      (b) in the case of the One Step Transaction, (i) to 65% from and after the date of the Merger until December 31, 1999, (ii) to 60% from January 1, 2000 until December 31, 2000 and (iii) to 55% at all times thereafter as provided in the Existing Credit Agreement.

      We would also ask you, as Agent, to approach the lenders under the Existing Credit Agreement to obtain their consent to the amendment/waiver of the provisions of:

            (a) section 11.2.4 of the Existing Credit Agreement dealing with Indebtedness of Operating Restricted Entities, which section is to be amended (i) by reducing the threshold of permitted Indebtedness of Operating Restricted Entities from 15% to 10% of the Company's Equity from and after the date of the Merger until the merger of the surviving corporation of the Merger, with and into Quebecor Printing (USA) Holdings Inc. (at which time the threshold is to revert back to 15%), and (ii) by excluding from such Indebtedness not only the Indebtedness of Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries but also the Indebtedness of the Target relating to the Target's 8 3/8% senior subordinated notes due 2008 and 7 3/4% senior subordinated notes due 2009, in an aggregate amount of approximately US$600 million (the "Subordinated Notes") and also excluding the Indebtedness of the Target relating to the Target's 6% convertible senior subordinated notes due 2007 in an amount of approximately US$152 million;

            (b) section 11.2.6 of the Existing Credit Agreement dealing with consensual restrictions on the payment of Dividends and similar matters, which section is to be changed by excluding from the application of such section, with respect to the Target and its subsidiaries, when it becomes a Restricted Entity, any consensual restriction contained in sections 4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets),
                  4.11 (Transactions with Affiliates), 4.12 (Limitation on Liens), 4.13 (Investments in

                  Unrestricted Subsidiaries) and 4.15 (Limitations on Other Subordinated Indebtedness) of the indentures relating to the Target's Subordinated Notes ;

            (c) section 11.2.7 of the Existing Credit Agreement relating to the use of proceeds therefrom to finance "margin stock", which section should be modified to allow such proceeds to be used to purchase the Shares; and

            (d) section 11.2.9 of the Existing Credit Agreement relating to speculative Hedge Agreements, which section is to be waived but only insofar as speculative Hedge Agreements acquired or entered into by the Target may be concerned, which speculative Hedge Agreements shall be terminated as soon as commercially practicable.

      Finally, we would ask you, as Agent, to obtain from the lenders under the Existing Credit Agreement, all other appropriate waivers or amendments of a technical nature to other terms and conditions (including representations and warranties) of the Existing Credit Agreement which would be required to the implementation of our proposed acquisition of the Target, as well as all other waivers or amendments which we may bring to your attention prior to the closing of the proposed acquisition. More particularly (but without limitation), we also ask you to obtain the consent of the lenders to a waiver and amendment of section 2.1.2 of the Existing Credit Agreement relating to the absence of restrictions on voting and distribution rights applicable to subsidiaries and which, due to an oversight, needs to be conformed to the provisions of the negative covenant contained in section 11.2.6 of the Existing Credit Agreement (as such section is to be amended as provided above).

      In consideration for the consents which the lenders will grant as above requested, the Company has agreed, by way of a separate letter agreement, to pay to each consenting lender under the Existing Credit Agreement an amendment fee equal to 0.15% of the amount of its commitment under the Existing Credit Agreement, with one-third of such fee (i.e. 0.05%) being payable upon the signing of an amending agreement giving effect to the requested changes and the balance of two-thirds of such fee (i.e. 0.10%) being payable at the time of the funding of the tender offer in step one of the proposed acquisition of the Target in the event of a Two Step Transaction or at the time of the funding of the Merger in the event of a One Step Transaction.

      We understand that financial projections relating to our proposed acquisition of the Target will be provided to the lenders under the Existing Credit Agreement at the time they receive an invitation to participate in the new syndicated credit facility being arranged to finance, in part, our acquisition of the Target.

      We confirm that we have reviewed a draft of the letter which you propose to send to the lenders under the Existing Credit Agreement and to which this letter is to be attached, and we confirm that we are in agreement with the provisions thereof, including the provisions thereof relating to (i) the payment of a performance fee, (ii) an adjustment in the method of establishing pricing on the basis of credit agency ratings and (iii) the pricing to apply until such time as the Company's credit rating has been confirmed following the launch of the proposed acquisition.

      Given our scheduling constraints, we would appreciate receiving answers on the above by _______________, 1999. We thank you for your assistance.

                                    Yours very truly,

                                    QUEBECOR PRINTING INC.

                                    By:

                                    By:

--------------------------------------------------------------------------------

   Please return to Royal Bank of Canada no later than _________________, 1999
                           Telecopier: (416) 974-5637

--------------------------------------------------------------------------------

                          AMENDMENT AND WAIVER CONSENT

Royal Bank of Canada
200 Bay Street
South Tower, Royal Bank Building
Toronto, Ontario
Canada M5J 2J5

Attention: Senior Manager, Global Syndications

Telecopier: (416) 974-5637

Dear Sirs:

Subject: Quebecor Printing Inc.
         US$1,000,000,000 Credit Agreement dated
         April 28, 1999 (the "Existing Credit Agreement")
--------------------------------------------------------

We, the undersigned, confirm to you that we have completed our review of the amendment and waiver requests contained in your letter to us dated _______________, 1999 and accept the proposed amendments and waivers in respect of the Existing Credit Agreement as set forth in your said letter.

Our acceptance of the proposed amendments is subject only to our satisfactory review of documentation embodying essentially the terms set forth in your said letter dated _______________, 1999 and subsequent correspondence relating thereto.

Dated this _______ day of _______________, 1999.

Very truly yours,


Lender:_________________________________________

   by:__________________________________________

   by:__________________________________________